                                                                    EXHIBIT 10.1

                      MARKETING AND DISTRIBUTION AGREEMENT

                                     BETWEEN

                              DEPOTECH CORPORATION

                                       AND

                            PHARMACIA & UPJOHN S.P.A.




                                  JULY 2, 1997








***Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.


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
ARTICLE 1      DEFINITIONS.................................................................  1

ARTICLE 2      GRANTS......................................................................  6
        2.1    Rights Granted to P&U.......................................................  6
        2.2    Transfer of Rights..........................................................  6
        2.3    Reservation of Rights.......................................................  7
        2.4    Disclosure of Know How......................................................  7
        2.5    Chiron Rights...............................................................  7
        2.6    RDF Nondisturbance..........................................................  7

ARTICLE 3      DEVELOPMENT AND COMMERCIALIZATION OF DEPOCYT................................  8
        3.1    Conduct of Clinical Trials of DepoCyt.......................................  8
        3.2    Development and Regulatory Approvals of DepoCyt.............................  8
        3.3    Sales, Marketing and Distribution of DepoCyt................................ 10
        3.4    Establishment of Minimum Annual Sales Requirements.......................... 10
        3.5    Additional Indications and Alternative Formulations......................... 12
        3.6    Performance of Services..................................................... 13
        3.7    Coordination with Chiron.................................................... 13
        3.8    Right to Reference Drug Master Files........................................ 14

ARTICLE 4      MANAGEMENT OF DEPOCYT PROGRAM............................................... 14
        4.1    Project Representative...................................................... 14
        4.2    Collaboration Steering Committee............................................ 14
        4.3    General Rules Applicable To the CSC......................................... 15

ARTICLE 5      PAYMENTS.................................................................... 16
        5.1    Initial Payment............................................................. 16
        5.2    Milestone Payments.......................................................... 16
        5.3    Clinical Development Funding................................................ 18
        5.4    Rebate of Milestone Payments................................................ 18

ARTICLE 6      SALE AND PURCHASE OF DEPOCYT................................................ 18
        6.1    Sale and Purchase........................................................... 18
        6.2    Supply Limit................................................................ 19
        6.3    Production Location......................................................... 19
        6.4    TERMS AND CONDITIONS........................................................ 19

ARTICLE 7      PRICE AND PAYMENTS.......................................................... 20
        7.1    DepoTech Share of Net Sales................................................. 20
        7.2    Price Adjustments........................................................... 20
        7.3    Payment of the Supply Price................................................. 21

ARTICLE 8      CONTINGENT MANUFACTURING LICENSES........................................... 21
        8.1    Expanded Production Capacity................................................ 21
        8.2    Supply Assurances........................................................... 22

ARTICLE 9      REPORTING, RECORDS AND ACCOUNTING........................................... 23
        9.1    Records and Data............................................................ 23
        9.2    Availability of Employees................................................... 24
        9.3    Visit of Facilities......................................................... 24
        9.4    Audits...................................................................... 24

ARTICLE 10     REPRESENTATIONS AND WARRANTIES.............................................. 25


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
        10.1   Mutual Representations...................................................... 25
        10.2   DepoTech Representations.................................................... 25

ARTICLE 11     PATENTS..................................................................... 27
        11.1   Patent Rights............................................................... 27
        11.2   No Other Technology Rights.................................................. 28
        11.3   Enforcement of Patent Rights................................................ 28
        11.4   Third Party Claim of Infringement........................................... 29
        11.5   Patent Marking.............................................................. 30

ARTICLE 12     CONFIDENTIALITY AND PUBLICATION............................................. 30
        12.1   General..................................................................... 30
        12.2   Confidentiality Agreements.................................................. 31
        12.3   Injunctive Relief........................................................... 31
        12.4   Publication................................................................. 31
        12.5   Termination................................................................. 32

ARTICLE 13     INDEMNIFICATION............................................................. 32
        13.1   DepoTech Indemnification.................................................... 32
        13.2   P&U Indemnification......................................................... 32
        13.3   Mutual Indemnification...................................................... 32
        13.4   Procedure................................................................... 33
        13.5   Product Liability Insurance................................................. 33

ARTICLE 14     TERM AND TERMINATION........................................................ 34
        14.1   Term........................................................................ 34
        14.2   Manufacturing Term.......................................................... 34
        14.3   Other Causes for Termination................................................ 35
        14.4   Patent Challenge............................................................ 36
        14.5   Termination by P&U.......................................................... 36
        14.6   Survival of Obligations..................................................... 36
        14.7   Manufacturing Licenses to P&U............................................... 37
        14.8   Change of Control of DepoTech............................................... 38
        14.9   Acquisitions by P&U......................................................... 38
        14.10  RDF and Chiron Rights....................................................... 38

ARTICLE 15     ALTERNATIVE DISPUTE RESOLUTION.............................................. 39
        15.1   Executive Mediation......................................................... 39
        15.2   Initiation of ADR........................................................... 39

ARTICLE 16     MISCELLANEOUS............................................................... 40
        16.1   Force Majeure............................................................... 40
        16.2   Limitation of Liability..................................................... 40
        16.3   Relationship of the Parties................................................. 41
        16.4   Notices..................................................................... 41
        16.5   Successors and Assigns...................................................... 42
        16.6   Amendments and Waivers...................................................... 42
        16.7   Governing Law............................................................... 43
        16.8   Attorneys' Fees............................................................. 43
        16.9   Severability................................................................ 43
        16.10  Use of Names................................................................ 43
        16.11  Execution in Counterparts................................................... 43
        16.12  Entire Agreement............................................................ 43
        16.13  Export Control.............................................................. 44


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
                      MARKETING AND DISTRIBUTION AGREEMENT



      This MARKETING AND DISTRIBUTION AGREEMENT (the "Agreement") dated as of July 2, 1997 (the "Effective Date"), is entered into by and between DEPOTECH CORPORATION, a California corporation with its principal office at San Diego, California, USA ("DepoTech") and PHARMACIA & UPJOHN S.P.A., an Italian corporation with its principal office at Milano, Italy ("P&U").

      A. DepoTech has developed novel and proprietary methods of delivering pharmacologically active compounds to the human body. DepoTech has employed the DepoTech Technology (as defined below) to the development of DepoCyto sustained-release encapsulated cytarabine.

      B. P&U seeks to collaborate with DepoTech in the clinical development of, in seeking regulatory and/or marketing approval for, and in commercializing DepoCyt in the Territory (as defined below), and in connection therewith to obtain the exclusive right to market and sell DepoCyt in the Territory, and DepoTech desires to grant such rights and to enter into such arrangements, all upon the terms and conditions provided herein.

      NOW, THEREFORE, in consideration of the mutual agreements provided herein, DepoTech and P&U agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      The following capitalized terms used herein shall have the respective meanings set forth below. Certain other capitalized terms are defined elsewhere in this Agreement.

      1.1 "Act" means the United States Food, Drug, and Cosmetic Act, as amended, or other equivalent laws, regulations or statutes applicable in each country of the Territory, including EU Directives 65/65/EEC, 75/318/EEC, 75/319/EEC, and 91/356/EEC, as amended, and all national laws implementing such directives, EU Regulation 2309/93, as amended, and the Pharmaceutical Law of Japan (Yakuji Ho, Law No. 1450 of 1960, as amended).

      1.2 "Additional Indications" means clinical indications for the use of DepoCyt other than the Initial Indication.

      1.3 "Affiliate" means a person or entity that directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. "Control" (and, with correlative meanings, the terms "controlled by" and "under common control with") means, in the case of a corporation, the ownership of fifty percent (50%) or more of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such entity or the power to appoint fifty percent (50%) or more of the members of the governing body of the entity, or if not meeting the preceding requirement, any company owned or controlled by or owning or controlling DepoTech or P&U at the maximum control or ownership right permitted in the country where such company exists.

      1.4 "Alternative Formulations" means any formulations of the generic chemotherapeutic compound cytarabine prepared using DepoTech Technology other than DepoCyt.

      1.5   "CSC" means the Collaboration Steering Committee described in
Section 4.2 hereof.

      1.6 "Certificate of Analysis" means a summary of all DepoCyt testing results specific to a lot of DepoCyt performed in accordance with the analytical methods which are required to meet all applicable regulatory (including pharmacopeia) requirements in the Territory.

      1.7 "Clinical Plan" means the written plan for the further clinical development of DepoCyt for seeking approval to sell DepoCyt in the Territory, including a budget for Clinical Trial Expenses. The initial Clinical Plan is attached hereto as EXHIBIT A, and shall be modified only by the CSC as provided in Article 4 below.

      1.8 "Clinical Trial(s)" means human clinical testing meeting the various regulatory requirements and ethical guidelines as may be specified in the individual countries in the Territory where clinical trials of DepoCyt will be conducted or where such trials will be used to seek approval to market DepoCyt in such country; provided, "Clinical Trials" shall not include Phase IV human clinical testing or post-marketing surveillance.

      1.9 "Clinical Trial Expenses" means, to the extent incurred for Clinical Trials


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conducted for the Initial Indication in accordance with the Clinical Plan: (i)
expenses related to trial planning, materials, clinical site recruiting, training and participation, monitoring of clinical sites, data analysis and data quality assurance, preparing documents for initial fillings for Regulatory Authority submission (including, but not limited to, all fees paid to clinical investigators, consultants and CROs); (ii) expenses related to planning, managing, carrying out, analyzing and preparing reports of pre-clinical studies necessary to submit as part of initial regulatory marketing applications; (iii) travel expenses related to planning meetings, clinical development or regulatory submissions; and (iv) a reasonable allocation of overhead associated with the conduct of such activities (not to exceed *** of DepoTech's direct labor costs) and of general and administrative expenses in support of Clinical Trials (not to exceed *** of the sum of (i), (ii) and (iii)). "Clinical Trial Expenses" shall not include any costs incurred to conduct the Phase V testing referred to in Exhibit A.

      1.10 "DepoTech Technology" means the Patent Rights and the Know-How owned or controlled by DepoTech on the date of this Agreement or which DepoTech develops or acquires during the term of this Agreement useful in the development, regulatory submission, manufacture, use or sale of DepoCyt.

      1.11 "DepoCyt" means the DepoCyt sustained-release encapsulated cytarabine product as specified in the NDAs filed in the United States by DepoTech and to be filed by P&U in the Territory and the product labeling and packaging as specified in various NDAs filed in the various countries in the Territory, and all improvements thereof developed or acquired by DepoTech during the term of this Agreement.

      1.12 "EU" means all countries which are the members of the European Union at any time during the term of this Agreement.

      1.13 "First Commercial Sale" means the first arm's length sale of DepoCyt pursuant to this Agreement to one or more Third Parties following receipt of approval to commence selling DepoCyt from the applicable Regulatory Authority in the applicable country.

      1.14  "Initial Indication" means the ***.

      1.15 "Know-How" means any knowledge and proprietary information which is not


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generally publicly known, including, without limitation, all preclinical, clinical, chemical, biochemical, toxicological, manufacturing, process, formulation and scientific research information, whether or not capable of precise separate description but which alone or when accumulated give to the one acquiring it an ability to study, test, produce, formulate or market something which one otherwise would not have known to study, test, produce, formulate or market in the same way.

      1.16  "Major European Country" means any of the ***.

      1.17 "NDA" means a New Drug Application and associated documents required to be filed with the United States Food and Drug Administration in order to obtain approval to market DepoCyt in the United States, or its equivalent in other countries in the Territory, including, without limitation, a Marketing Authorization Application to be filed in the EU and New Drug Submission in Canada.

      1.18 "Net Sales" means the amount invoiced for sales or other dispositions of DepoCyt hereunder (other than sales or other dispositions to Affiliates, unless such Affiliate is the end user), less the following deductions (to the extent they are not already reflected in the amount billed):
(a) discounts, returns, rebates, retroactive price adjustments, allowances, and wholesaler chargebacks allowed and taken in amounts customary in the trade; and
(b) import, export, excise, sales or use taxes, tariffs or duties directly imposed and with reference to particular sales. No other allowance or deduction shall be made from the amount invoiced in determining Net Sales.

      1.19 "Patent Rights" means all patents, inventors' certificates and patent applications throughout the world, including any renewal, division, continuation or continuation-in-part of any of such certificates and applications, and any and all patents issuing thereon, and any and all reissues, extensions, supplementary protection certificates, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of said patents, now or hereafter owned by or licensed to DepoTech or to any of its Affiliates, which Patent Rights cover any aspect of the development, use, manufacture or sale of DepoCyt, including without limitation, the patents and patent applications listed on EXHIBIT B hereto.

      1.20 "Regulatory Authority" means all governmental agencies regulating the development, manufacture or sale of pharmaceutical products in any country or groups of


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countries within the Territory, for example, the European Medicines Evaluation
Agency (EMEA).

      1.21 "Regulatory Fees" means any fees payable to a Regulatory Authority to obtain approval of the NDA for the Initial Indication in a country in the Territory.

      1.22 "Specifications" means the mutually agreed upon product specifications for DepoCyt which shall comply with the requirements of all Regulatory Authorities in the Territory. Set forth in EXHIBIT C is a preliminary version of the Specifications, which the parties shall amend from time to time to comply with such regulatory requirements, and ***.

      1.23 "Supply Price" means the price at which DepoTech will supply Vialed Material to P&U as set forth in Section 7.1.

      1.24 "Territory" means all of the nations of the world, other than the United States (consisting of the 50 states of the United States of America, Puerto Rico and all territories, possessions and protectorates thereof).

      1.25 "Third Party" means any person or entity other than P&U, DepoTech or their Affiliates.

      1.26 "Vialed Material" means the finished but unlabeled vial form of DepoCyt.

                                    ARTICLE 2
                                     GRANTS

      2.1 RIGHTS GRANTED TO P&U. Subject to the terms and conditions of this Agreement, DepoTech hereby grants to P&U:

            (a) the exclusive right (against DepoTech and all others, except to the extent that DepoTech acquires rights hereunder) to import, offer to sell, sell and have sold DepoCyt in the Territory;

            (b) the exclusive right (against DepoTech and all others, except to the extent that DepoTech has reserved rights or acquires rights hereunder) to use DepoTech Technology


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anywhere in the world to develop and finish DepoCyt (from Vialed Material supplied by DepoTech) for sale in the Territory and to exercise the rights granted under paragraph (a) above; and

            (c)   subject to the conditions set forth in Article 8 and Section
14.7 below, the exclusive right (against DepoTech and all others, except to the extent that DepoTech has reserved rights or acquires rights hereunder) to use DepoTech Technology anywhere in the world to make and have made DepoCyt (including Vialed Material) for sale in the Territory.

      2.2 TRANSFER OF RIGHTS. P&U shall have the right to grant the rights granted in this Article 2 to: (a) its Affiliates; (b) Third Parties which distribute other pharmaceutical products of P&U or its Affiliates; (c) in respect to its right to finish and, if applicable, manufacture DepoCyt, Third Parties performing such activities as contract manufacturers for P&U; and (d) other Third Parties only with the prior written consent of DepoTech, which consent shall not be unreasonably withheld or delayed.

      2.3 RESERVATION OF RIGHTS. Subject to the contingent rights granted P&U under Section 2.1(c) and the terms of this Agreement, DepoTech hereby retains and reserves the exclusive right to manufacture Vialed Material using DepoTech Technology. In respect to Vialed Material to be supplied to P&U, DepoTech shall have the right to sublicense the manufacture of Vialed Material, or to have Vialed Material made by Third Parties, only with P&U's prior written consent, which consent shall not be unreasonably withheld or delayed.

      2.4 DISCLOSURE OF KNOW HOW. DepoTech shall from time to time at the request of P&U disclose and provide reasonable access to all of its Know How relating to DepoCyt which may be useful in obtaining regulatory approvals, conducting clinical trials, obtaining pricing approvals and marketing for Additional Indications, finishing of DepoCyt and otherwise to further develop and commercialize DepoCyt, including, subject to the terms of Article 8 and
Section 14.7, manufacture of Vialed Material.

      2.5 CHIRON RIGHTS. P&U acknowledges that DepoTech has previously entered into a Collaboration Agreement with Chiron Corporation ("Chiron"), pursuant to which DepoTech and Chiron are developing, and intend to manufacture, market and sell, DepoCyt in the United States. DepoTech represents that it has now acquired from Chiron all rights Chiron had in respect to DepoCyt in the Territory, and that, except as otherwise previously disclosed in writing to P&U's


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counsel, it has the right to grant P&U the rights herein free of any claim of
Chiron.

      2.6 RDF NONDISTURBANCE. A significant portion of DepoTech Technology was acquired by DepoTech from the Research Development Foundation, a nonprofit Nevada corporation ("RDF"), under an agreement under which such Technology may revert to RDF under certain circumstances. Accordingly, RDF has entered into the separate agreement with P&U referred to in Section 10.2(g) below.

                                    ARTICLE 3
                  DEVELOPMENT AND COMMERCIALIZATION OF DEPOCYT

      3.1 CONDUCT OF CLINICAL TRIALS OF DEPOCYT. Set forth in Exhibit A, as a "Clinical Plan," is a statement of the general objectives of the Clinical Trials. Through the CSC, the parties shall amend and expand such statement from time to time so that it reflects the then current plan and budget for conducting the Clinical Trials. DepoTech shall use its commercially reasonable and diligent efforts to conduct and to complete the Clinical Trials for the Initial Indication in accordance with the Clinical Plan and any relevant clinical protocol. All Clinical Trials shall be conducted in accordance with all applicable GCPs and other legal and regulatory requirements. DepoTech shall not depart in any material manner from the Clinical Plan and any relevant clinical protocol, without the prior approval of the CSC. DepoTech shall bear all costs for such Clinical Trials, but P&U shall reimburse DepoTech for all Clinical Trial Expenses and Regulatory Fees incurred for the Initial Indication, subject to the provisions of Section 5.3 below. DepoTech's obligations to conduct Clinical Trials required by Regulatory Authorities in any country in the Territory, other than the EU, Japan and Canada shall be subject to the determination of the CSC. All costs associated with such Clinical Trials for such countries (other than EU, Japan and Canada) shall be borne solely by P&U.

      3.2   DEVELOPMENT AND REGULATORY APPROVALS OF DEPOCYT.

            (a) Preparation and Submission of NDAs. (1) DepoTech shall obtain, at its expense, all clearances, registrations, permits and other governmental approvals which may be required to manufacture DepoCyt and import it into the EU, Japan, Canada and such countries in the Territory as determined by the CSC. DepoTech shall also compile and prepare all NDAs required to obtain approval to sell DepoCyt for the Initial Indication in Canada, the EU and Japan. DepoTech shall use commercially reasonable and diligent efforts to so compile and


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prepare NDAs for the Initial Indication for all other countries in the
Territory. DepoTech shall consult with P&U concerning all regulatory and other governmental submissions related to the use of DepoCyt for the Initial Indication and provide P&U with access to and the right to approve such submissions prior to filing the same. P&U shall reimburse DepoTech for all Regulatory Fees incurred for the Initial Indication, subject to the provisions of Section 5.3. DepoTech shall provide P&U a complete copy of the New Drug Application submitted to obtain approval to sell DepoCyt in the United States.

      (2) All NDAs filed in the Territory shall be submitted in the name of P&U or one of its Affiliates. The parties now contemplate that DepoCyt will qualify for the centralized registration procedure in obtaining the approval to sell DepoCyt in the EU. As soon as reasonably practical, the parties shall meet or initiate contact with the EMEA and confirm that such procedure may be followed. If such procedure cannot be followed for any reason, the decentralized/mutual recognition registration procedure shall be followed. The initial filing under such decentralized procedure shall be made in the United Kingdom or such other country reasonably determined by the CSC.

            (b) P&U's Responsibilities. Following the submission of each NDA, each of P&U and DepoTech shall exercise commercially reasonable and diligent efforts toward obtaining the approval of each NDA filed in the Territory. After obtaining approval of each NDA, P&U shall exercise commercially reasonable and diligent efforts toward maintaining all regulatory and other governmental approvals, clearances, registrations or permits which may be required to sell DepoCyt for the Initial Indications in countries within the Territory. P&U shall consult with DepoTech concerning all supplemental or additional regulatory and other governmental submissions related to DepoCyt and provide DepoTech with access to such submissions prior to filing the same. Unless incurred in connection with any submission to obtain approval for the Initial Indication, the costs and expenses of making such supplemental regulatory or other governmental submissions shall be borne entirely by P&U; provided, that DepoTech shall provide all data and information related to the manufacture of DepoCyt without additional cost. DepoTech shall also provide P&U with all other information and Know How possessed or controlled by DepoTech which may reasonably be required in connection with the conduct of Clinical Trials, obtaining, renewing and maintaining any NDAs and marketing and selling DepoCyt in the Territory. P&U shall be solely responsible for obtaining all pricing and reimbursement approvals for DepoCyt in the Territory.

            (c) Orphan Drug Designations. To the extent available and assuming DepoCyt qualifies, the parties intend to seek orphan drug designations for DepoCyt in Japan and, when such designation is available under applicable law, in the EU. P&U shall apply for such designations in its name, and DepoTech shall provide all information and other assistance reasonably required to support P&U's efforts to obtain such designations.

      3.3   SALES, MARKETING AND DISTRIBUTION OF DEPOCYT.

            (a) Sales, Marketing and Distribution. P&U shall be solely responsible for the sale, marketing and distribution of DepoCyt pursuant to this Agreement including, without limitation, commissioning and paying for any and all Phase IV and other post-marketing human clinical studies, post-marketing surveillance and other marketing studies in the Territory. P&U shall use reasonable diligence in proceeding with the sale, marketing and distribution of DepoCyt. Reasonable diligence as used herein shall be the same standard of effort used by P&U in the sale, marketing and distribution of P&U pharmaceuticals having a potential market size and profitability similar to those of DepoCyt. No later than *** prior to the estimated date of First Commercial Sale in a country within the Territory (other than Canada), P&U shall submit its annual strategic marketing plan for DepoCyt in the Territory for review by DepoTech to assure consistency in the product profile and promotional claims (such plan shall be submitted within *** from the date hereof for Canada). Thereafter, P&U shall submit such marketing plans annually to DepoTech prior to November 1 of each year for such review. P&U shall be responsible for final packaging, labeling, marketing, sales and distribution of DepoCyt in the Territory, at its sole cost. P&U shall be responsible for invoicing the customers of DepoCyt and collecting payment therefor. P&U may carry out its obligations to market DepoCyt in the Territory through Third Parties, as provided in Sections 2.1 and 2.2 above.

            (b) Trademarks. DepoCyt shall be sold under such trademarks and trade names as P&U may select and own. P&U shall have the right to so use "DepoCyt" or any other mark owned or controlled by DepoTech, and DepoTech hereby grants P&U the exclusive license to use any trademarks or trade names owned or controlled by DepoTech for use in connection with the marketing and sale of DepoCyt in the Territory. Such marks owned by DepoTech shall include all trademarks and trade names registered in the Territory by Chiron for the sale of DepoCyt.

            (c) Labels. To the extent permitted under applicable law, each DepoCyt package shall identify DepoTech as the manufacturer of DepoCyt.

      3.4   ESTABLISHMENT OF MINIMUM ANNUAL SALES REQUIREMENTS.

            (a) Minimum Annual Sales. Commencing with the *** following the First Commercial Sale in any ***, the parties shall establish minimum annual sales requirements (the


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"Minimum Annual Sales Requirements"). Prior to November 1 of each such year, P&U shall submit to DepoTech annual strategic marketing plans for DepoCyt for the Territory. The plan shall contain projected sales targets for each ***, the ***, *** and the ***. The Minimum Annual Sales Requirements shall then be *** of such projected sales targets. Minimum Annual Sales Requirements may be amended at any time on mutual agreement of the parties. Set forth in EXHIBIT D is P&U's non-binding estimate of its annual sales for the first *** following such First Commercial Sale, which estimate is based on the assumptions described in such Exhibit.

            (b) Failure to Attain Minimum Annual Sales Requirements. If (i) P&U shall fail to meet the Minimum Annual Sales Requirements in the entire Territory, and (ii) P&U shall fail to meet the Minimum Annual Sales Requirements in any of the *** during any year (the "Deficit Year")(such of those countries in which P&U failed to meet the Minimum Annual Sales Requirements shall be referred to as the "Deficit Countries"), and (iii) such failure is not due to circumstances beyond the reasonable control of P&U, and (iv) P&U shall not make up the shortfall between the actual Net Sales and the Minimum Annual Sales Requirement during the Deficit Year by exceeding such Minimal Annual Sales Requirement in the *** of the following *** by an amount which, when added to the actual Net Sales in the Deficit Year, equals or exceeds the Minimum Annual Sales Requirement for the Deficit Year in which the shortfall occurred, and (v) P&U shall not, within *** following the giving of notice by DepoTech that the conditions set forth in (i), (ii) and (iv) have occurred, pay to DepoTech an amount equal to *** of the difference between (A) the Minimum Annual Sales Requirement for DepoCyt for the Deficit Countries for the Deficit Year, and (B) the sum of (x) the actual Net Sales for DepoCyt in the Deficit Countries for the Deficit Year plus (y) the amount by which Net Sales in the Deficit Countries during the *** of the *** following the Deficit Year exceed the Minimum Annual Sales Requirement in the Deficit Countries for such ***, then DepoTech shall have the right, exercisable by delivering notice to P&U and, as its sole remedy, to ***. DepoTech shall have the right to ***. P&U shall grant DepoTech the right to reference ***.

      3.5   ADDITIONAL INDICATIONS AND ALTERNATIVE FORMULATIONS.

            (a) Scope of P&U's Rights. Subject to Section 3.4(b) above, DepoTech and P&U agree that P&U's rights hereunder include the exclusive right to commercialize, market and sell DepoCyt in the Territory. P&U and its Affiliates shall not research, develop, manufacture or market DepoCyt in the Territory for any Additional Indications, and shall not enter into any arrangement or contract with a Third Party that would permit such Third Party to engage in such conduct, except, in either case, pursuant to this Agreement. In addition, P&U shall not develop

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                                       10

Alternative Formulations that are commercially suitable for use in the treatment of human cancer during the term of this Agreement without the prior written consent of DepoTech. In the Territory, DepoTech and its Affiliates shall not, by itself or through a Third Party, research, develop, manufacture or market any other formulation of cytabarine for oncological indications or any other pharmaceutical product suitable for the Initial Indication, other than as provided in paragraph (c) below.

            (b) Additional Indications. After consultation with DepoTech and consideration of its views, P&U may determine to obtain approval from Regulatory Authorities to sell DepoCyt in the Territory for any Additional Indications. Any costs and expenses associated with obtaining such approval, including clinical trials and regulatory fees, shall be borne solely by P&U. DepoTech and its Affiliates will not, in the Territory, directly or indirectly, develop, manufacture, sell or license DepoCyt for any Additional Indications without the prior written consent of P&U.

            (c) Restrictions on Development of Alternative Formulations. Subject to the terms set forth in paragraph (d) below, DepoTech and its Affiliates shall have the right to research, develop, manufacture or market Alternative Formulations or enter into any arrangements or contract with a Third Party that would permit such Third Party to engage in such conduct; provided, that such Alternative Formulations are unsuitable for and unable to be used for oncology indications, and are unlikely to adversely affect the sales or market price of DepoCyt in the Territory.

            (d) Right of First Negotiation on Alternative Formulations. DepoTech hereby grants to P&U and its Affiliates a right of first negotiation to obtain, in the Territory, a license to, or collaborative or marketing rights with respect to, any Alternative Formulations that DepoTech has developed or may in the future develop.

                  (1)   Notification to P&U. Immediately prior to the earlier of
      (A) submitting any NDA in the Territory for an Alternative Formulation, or
      (B) entering into any agreement with a Third Party with respect to an Alternative Formulation in the Territory, DepoTech shall promptly give P&U written notice containing reasonable details concerning such Alternative Formulation and the material terms, if applicable, on which DepoTech would propose to enter into an agreement with such Third Party. DepoTech may elect to give such written notice to P&U earlier than the date required under the preceding sentence. P&U shall respond to DepoTech within *** of the giving of such notice of its interest in obtaining rights to the Alternative Formulation.

                  (2) Negotiation of Terms. For a period of up to *** after the giving of notice of P&U's intention to seek rights relating to such Alternative Formulation, the parties shall negotiate in good faith a reasonable agreement based upon the value of the Alternative Formulation and the contributions or anticipated contributions of both parties to the commercialization of the Alternative Formulation.


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                                       11

                  (3) Commercialization by DepoTech. In the event that P&U fails to respond within ***, indicates that it is not interested in seeking a license regarding such Alternative Formulation or the parties fail to reach a final agreement within the time period set forth in paragraph (2) above, DepoTech and its Affiliates shall be free to commercialize such Alternative Formulation either independently or with one or more Third Parties; provided, that DepoTech shall not offer rights to a Third Party on terms more favorable in the aggregate than those previously offered to P&U.

      3.6 PERFORMANCE OF SERVICES. Each party shall use commercially reasonable and diligent efforts to perform its responsibilities hereunder in a prudent and skillful manner, and in accordance, in all material respects, with applicable laws then in effect. Each party shall furnish all labor, supervision, facilities, supplies and materials necessary to perform the activities assigned to it hereunder.

      3.7 COORDINATION WITH CHIRON. Together with Chiron, the parties shall establish procedures in respect to DepoCyt to (a) coordinate the conduct of clinical trials for Additional Indications, including data and cost sharing arrangements, (b) allow the free exchange and use of data from clinical trials conducted by either party (including Phase IV trials after the publication of their results), and (c) exchange of reports and other information required to permit DepoTech, Chiron and P&U to comply with their respective obligations to all Regulatory Authorities in the United States and the Territory, including information about adverse drug events.

      3.8 RIGHT TO REFERENCE DRUG MASTER FILES. DepoTech (or any Third Party permitted under Section 2.3 above) shall have the right to reference *** and regulatory documents for use in all regulatory filings for DepoCyt worldwide in qualifying *** for use in producing Vialed Material. P&U and its Affiliates shall have the right to reference DepoTech's DepoCyt and Vialed Material Drug Master File and regulatory documents in the United States for use in all regulatory filings for DepoCyt in the Territory. DepoTech shall cause Chiron to grant the same rights to any DMF or NDA for DepoCyt filed in Chiron's name solely for obtaining regulatory approval to sell DepoCyt in the Territory.


                                    ARTICLE 4
                          MANAGEMENT OF DEPOCYT PROGRAM

      4.1   PROJECT REPRESENTATIVE. P&U and DepoTech each shall appoint a person
(a


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                                       12

"Project Representative") to coordinate its part of (a) the development and (b) the commercialization activities contemplated by this Agreement. The Project Representatives shall be the primary contacts between the parties for day-to-day collaboration pursuant to this Agreement. Each party shall notify the other within thirty (30) days of the Effective Date of the appointment of its Project Representatives and shall notify the other party as soon as practicable upon changing this appointment.

      4.2   COLLABORATION STEERING COMMITTEE.

            (a) Composition of the CSC. The clinical testing and regulatory approval process of DepoCyt in the Territory shall be conducted under the direction of the CSC which shall be composed of three (3) named representatives of P&U and three (3) named representatives of DepoTech. Each party may substitute one or more of its representatives, from time to time in its sole discretion, effective upon notice to the other party of such change.

            (b) Responsibilities of the CSC. The purposes of the CSC shall be to supervise and coordinate the Clinical Trials and the process of obtaining regulatory approvals of DepoCyt in the various countries in the Territory, and shall determine in what countries in the Territory regulatory filings should be made. As part of its responsibilities, the CSC shall (a) review data developed from the Clinical Trials, (b) monitor the progress of the Clinical Trials and evaluate the work performed and the results obtained therefrom, (c) approve modifications to the Clinical Plan, and establish and modify all Clinical Trial protocols, (d) determine when an NDA for DepoCyt should be filed with the Regulatory Authority and (e) carry out such other activities as the parties may from time to time agree.

      4.3   GENERAL RULES APPLICABLE TO THE CSC.

            (a) Meetings. Unless otherwise agreed, the CSC shall meet no less than semiannually. Each party shall be responsible for its own costs incurred in connection with such meetings. The site of the meetings shall alternate between a site chosen by DepoTech and a site chosen by P&U, with the party hosting the meeting choosing the chairperson for the meeting.

            (b) Actions. Each member of the CSC shall have one vote. Any approval, determination, decision or other action by the CSC shall require the unanimous vote of the members of the CSC.

            (c) Records of Action. The chairperson of the CSC shall promptly prepare and deliver to the other party within fifteen (15) days after the date of such meeting minutes of such meeting summarizing the matters reviewed and any actions taken and decisions made at such meetings in form and content reasonably acceptable to the other party.

            (d) Disagreements. All disagreements within the CSC shall be resolved in the following manner: The representatives of the CSC promptly shall present the disagreement to the Managing Director on behalf of P&U, and the President on behalf of DepoTech. Such executives shall confer to discuss and to resolve between themselves such disagreement. In the event that the parties are unable to reach agreement, the parties may, by mutual agreement, submit the dispute for resolution pursuant to Article 15. Notwithstanding the foregoing, P&U alone shall resolve all disagreements concerning which countries in the Territory either party shall conduct clinical trials, seek governmental approval or sell DepoCyt, so long as P&U pays for all costs incurred in carrying out such activities.


                                    ARTICLE 5
                                    PAYMENTS

      5.1 INITIAL PAYMENT. Within ten (10) days after execution of this Agreement, P&U shall pay to DepoTech the nonrefundable, noncreditable amount of 2 MUSD.

      5.2 MILESTONE PAYMENTS. P&U shall pay DepoTech milestone payments within thirty (30) days of the times set forth below:

            (a) Upon the granting of the approval of the Notice of Compliance required to sell DepoCyt in Canada, P&U shall pay the nonrefundable, noncreditable amount of ***.

            (b) Upon the granting of FDA approval for marketing DepoCyt in the United States, P&U shall pay the nonrefundable, noncreditable amount of ***.

            (c) ***, (1) upon the submission to the EMEA of an NDA under the centralized registration procedure, P&U shall pay ***, or (2) if the decentralized/mutual recognition registration procedure is followed, upon the submission of an NDA in any of the Major European Countries, P&U shall pay *** for each such country (up to an aggregate of ***). "Submission" under this paragraph (c) shall mean the filing or, in respect to the EMEA and where otherwise applicable, receipt from the applicable Regulatory Authority of a notice of receipt of a valid application.

            (d) Upon the receipt of regulatory approval from the EU Commission necessary to commence marketing DepoCyt in the EU under the centralized registration


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                                       14
procedure, P&U shall pay ***, or if the decentralized/mutual recognition registration procedure is followed, upon the receipt of regulatory approvals (inclusive of necessary price and reimbursement approvals) necessary to commence marketing DepoCyt in any of the Major European Countries, P&U shall pay *** for each such country (up to an aggregate of ***).

            (e) Upon the submission of an NDA to the Japanese Ministry of Health and Welfare to market DepoCyt in Japan, P&U shall pay ***.

            (f) Upon the earlier of (1) receipt of regulatory approvals necessary to commence marketing DepoCyt in Japan (inclusive of necessary price and reimbursement approvals) or (2) First Commercial Sale in Japan, P&U shall pay ***. Certain milestone payments set forth above shall be reduced, on an event-by-event basis, in the event that they are not completed by the target dates set forth below. For example, if DepoTech misses the target date for filing in Europe but achieves the target date for filing in Japan, only the European filing milestone would be reduced. The following table sets forth the target date for each milestone and the two delay periods. The first delay period ("First Delay Period") will refer to a delay of between one day and three months from the target date. The second delay period ("Second Delay Period") will refer to a delay of between three months and one day and six months from the target date. If a delay greater than one day and six months occurs, the parties will assess the situation and renegotiate the product development and affected milestone payments in good faith.


                                        Milestone
                                        Payment(1)
                                        (set forth First       Adjusted    Second     Adjusted
Milestone Payment (as set    Target     in Section Delay       Milestone   Delay      Milestone
forth above)                 Date       5.2)       Period      Payment(1)  Period     Payment(1)
-----------------------------------------------------------------------------------------------
Canadian approval               ***        ***        ***         ***         ***        ***
(Section 5.2(a)

European submission             ***        ***        ***         ***         ***        ***
(Section 5.2(c))

European approval               ***        ***        ***         ***         ***        ***
(Section 5.2(d))

Japanese submission             ***        ***        ***         ***         ***        ***
(Section 5.2(e))2

Japanese approval               ***        ***        ***         ***         ***        ***
(Section 5.2(f))2


(1) All milestone payments are in millions and are to be paid in U.S. dollars. If the decentralized/mutual recognition

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                                       15
procedure is used for the EU, the Adjusted Milestone Payments shall be *** of the amounts set forth above for each Major European Country, and the Target Dates and Delay Periods for European submission and approval shall be extended by ***.

(2)   ***.

      5.3 CLINICAL DEVELOPMENT FUNDING. P&U shall reimburse DepoTech for *** of all Clinical Trial Expenses and Regulatory Fees for the Initial Indication incurred by DepoTech since ***, by the payment to DepoTech, monthly in arrears and not later than the 15th day after DepoTech's invoice, the lesser of: (a) the cumulative amount of Clinical Trial Expenses and Regulatory Fees actually incurred since ***, or (b) *** times the number of months lapsed since ***; less, in each case, (c) the cumulative amount previously paid by P&U under this
Section 5.3. Notwithstanding the foregoing, P&U shall not be obligated to reimburse DepoTech for any Clinical Trial Expenses or Regulatory Fees incurred in connection with obtaining all regulatory approvals in the EU, Canada and Japan for the Initial Indication which, in the aggregate, exceed ***.

      5.4 REBATE OF MILESTONE PAYMENTS. If approval to sell DepoCyt in a Major European Country for the Initial Indication is not obtained prior to ***, DepoTech shall refund *** of the pro-rata payments previously made under Section 5.2(c) for such Major European Country. If approval to sell DepoCyt in Japan for the Initial Indication is not obtained prior to ***, DepoTech shall refund *** of the payment previously made under Section 5.2(e).

                                    ARTICLE 6
                          SALE AND PURCHASE OF DEPOCYT

      6.1 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement (including Article 8 and Exhibit E): (a) DepoTech shall use its commercially reasonable and diligent efforts to manufacture and sell to P&U such quantities of Vialed Material as P&U may require; and (b) P&U agrees, for itself, its Affiliates and sublicensees, to satisfy, solely through P&U's purchase of Vialed Material under this Agreement, *** of P&U's, its Affiliates' and sublicensees' requirements of DepoCyt in the Territory. P&U shall be solely responsible for finishing Vialed Material into DepoCyt, including all labelling and packaging.

      6.2   SUPPLY LIMIT. Notwithstanding the foregoing, DepoTech shall be under


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                                       16
no obligation to fill orders in excess of *** vials per year (*** vials through calendar year ***), unless mutually agreed by the parties in writing. DepoTech represents that its production facility at 11011 N. Torrey Pines Road, La Jolla, California 92037 is or will be validated for the production of Vialed Material and that, except for non-commercial quantities of other products manufactured on a small scale line using its DepoFoam technology, such facility will be used solely to produce Vialed Material for sale to P&U and Chiron. DepoTech shall use a dedicated production line at such facility to produce such Vialed Material. If DepoTech is unable to supply all of requirements of DepoCyt (and, if applicable, other products using its DepoFoam delivery system), it shall allocate its available supplies equitably among all requirements in proportion to their actual purchases in the prior ***.

      6.3 PRODUCTION LOCATION. Except as otherwise provided in Article 8 below, all Vialed Material shall be produced at DepoTech's facilities in San Diego County, or such other locations as agreed by the parties, which facilities shall be approved by the FDA for the manufacture of the Vialed Material.

      6.4 TERMS AND CONDITIONS. THE SUPPLY OF VIALED MATERIAL HEREUNDER IS EXPRESSLY LIMITED TO AND CONDITIONED UPON THE PARTIES' ACCEPTANCE OF THE ADDITIONAL TERMS AND CONDITIONS OF SALE ATTACHED HERETO AS EXHIBIT E AND NO TERMS ADDITIONAL TO OR DIFFERENT FROM THOSE IN OR INCORPORATED BY REFERENCE IN THIS AGREEMENT ARE BINDING ON DEPOTECH UNLESS AGREED TO IN WRITING BY DEPOTECH.


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                                       17

                                    ARTICLE 7
                               PRICE AND PAYMENTS

      7.1 DEPOTECH SHARE OF NET SALES. As compensation for the manufacture and supply of Vialed Material, P&U shall pay to DepoTech an amount equal to *** of Net Sales, but not less than *** (the "Supply Price"). Such minimum Supply Price is based on the assumption that DepoCyt is approved only for the Initial Indication and its approved labeling shall contain ***.

      7.2   PRICE ADJUSTMENTS. The Supply Price payable in accordance with
Section 7.1 above shall be subject to adjustment as follows:

            (a)   Additional Indications and Changes in the Market Price. If
(1)***, or (2)***, the parties shall negotiate in good faith such equitable modifications to the Supply Price as may be required as a result of such changed circumstances.

            (b) Loss of Patent Coverage. In the event (i) DepoCyt is no longer claimed under any of DepoTech's valid and enforceable Patent Rights in any country and (ii)***, the Supply Price for Vialed Material for use in making DepoCyt for sale in such country shall be reduced to *** of Net Sales in such country (and the minimum price shall be reduced to ***).

            (c) Non-Commercial Sales. The parties shall discuss and agree upon commercially reasonable reductions in the Supply Price on dispositions of DepoCyt for use by or for indigent patients, treatment INDs and named patient uses, and clinical trials (which dispositions shall not exceed *** of the total vials distributed by P&U).

      7.3   PAYMENT OF THE SUPPLY PRICE.

            (a) Prior to January 1 of each year, the parties shall establish a reasonable estimate of the Supply Price. Such estimated Supply Price shall be used to make tentative payments during that year, and shall be subject to retroactive adjustment as provided below. Within sixty (60) days after the end of each calendar quarter, P&U shall pay to DepoTech an amount equal to the aggregate estimated Supply Price for all DepoCyt sold in that quarter. Within 60 days after the end of year, P&U shall submit its report of its actual Net Sales for such year, and within 20 days thereafter the parties shall make the appropriate adjustment of the Supply Price for DepoCyt sold in such year. P&U shall deliver to DepoTech within thirty (30)


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                                       18
days after the end of each calendar quarter a sales report, including quantities and monetary amounts, of P&U's and its Affiliates and sublicensees Net Sales. Such quarterly reports shall indicate the Net Sales on a country-by-country basis, as well as all calculations used to determine the Supply Price.

            (b) All payments to DepoTech under this Agreement shall be in U.S. dollars and shall be made by wire transfer of immediately available funds to the bank account designated in writing by DepoTech from time to time. With respect to any payment based on Net Sales made in a currency other than U.S. dollars, P&U shall convert Net Sales to U.S. dollars in accordance with generally accepted accounting principles, consistently applied, in accordance with P&U's customary foreign translation methods for its financial reporting.


                                    ARTICLE 8
                        CONTINGENT MANUFACTURING LICENSES

      8.1 EXPANDED PRODUCTION CAPACITY. As soon as reasonably practicable, P&U shall notify DepoTech in writing when it expects, if at all, its aggregate annual requirements of Vialed Material in the Territory to exceed *** vials. DepoTech shall then have the right to produce all such excess requirements of Vialed Material upon the terms set forth herein. If DepoTech fails to commit in writing to produce such excess quantities within *** after such notice from P&U, or at anytime thereafter fails to provide reasonable assurances that it will be able to produce such quantities, P&U shall have the right to manufacture or to have manufactured such excess requirements (or, if such excess requirements are less than *** vials, its requirements exceeding *** vials) for use and sale in the Territory, whereupon DepoTech shall then grant P&U such licenses and provide such other materials and services as are described in Section 14.7 below. DepoTech shall continue to produce, and P&U shall continue to purchase, such quantities of Vialed Material not so permitted to be manufactured by or for P&U for so long as this Agreement shall continue pursuant to Article 14.

      8.2 SUPPLY ASSURANCES. The parties recognize that the availability of adequate quantities of Vialed Material consistent with P&U's requirements is essential for the commercial success of DepoCyt. The parties therefore agree as follows:

            (a) Each party shall maintain an inventory of Vialed Material or DepoCyt sufficient to satisfy P&U's requirements for at least *** based on P&U's requirements for the prior *** (or,


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                                       19
during the first *** after the First Commercial Sale, the first *** set forth in the forecast provided under Paragraph 1.2 of Exhibit E).

            (b) DepoTech shall use commercially reasonable and diligent efforts to validate its other production facility at 10450 Science Center Drive in San Diego (or such other facility as the parties may mutually agree) for the production of Vialed Material. Upon completion of such validation (including the approval of all Regulatory Authorities in the EU, Canada and Japan), DepoTech shall confirm in writing that such other facility may be used as a second source and will be available for use to permit DepoTech to comply with its supply obligations hereunder.

            (c) If such written confirmation is not provided prior to *** or thereafter P&U asserts reasonable grounds for insecurity with respect to DepoTech's ability to supply Vialed Material (and DepoTech is unable to promptly furnish adequate assurance of due performance):

                  (1) DepoTech shall make available to P&U sufficient technology and know-how to enable P&U (or a qualified Third Party designated by P&U and reasonably acceptable to DepoTech) to manufacture Vialed Material. DepoTech shall update such information from time to time thereafter so that P&U possesses all such technology and know-how then used by DepoTech to manufacture the Vialed Material, including all manufacturing and controls information contained in any DMF or otherwise contained or referred to in any NDA and reasonable technical assistance to transfer effectively to P&U such technology and know how.

                  (2) Subject to the occurrence of the conditions or events referred to above in this paragraph (c), DepoTech hereby grants P&U and its Affiliates a non-exclusive, limited license under the DepoTech Technology and other relevant know how and patents to manufacture and have manufactured Vialed Material. Subject to the royalty payable under Section
      14.7 below, such license may be used only as follows:

                        (A) To manufacture or have manufactured such portion of its requirements of Vialed Material in the Territory reasonably necessary for P&U to maintain a validated facility as a backup source of Vialed Material (up to *** of its annual requirements); and

                        (B) If DepoTech is unable to supply Vialed Material within *** after receipt of a purchase order from P&U (even if caused by any of the reasons referred to in Section 16.1 below), P&U or such Third Party may make or have made Vialed Material until *** after DepoTech provides written notice that it can again provide Vialed Material.

            (d) Such licenses shall be subject to the amounts and other terms set forth below in Section 14.7(a) and such additional terms as may be required to carry out the intent of the foregoing standby license, including rights to reference DMF's, conduct of bioequivalence studies, and technical assistance.

                                   ARTICLE 9

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                                       20

                        REPORTING, RECORDS AND ACCOUNTING

      9.1 RECORDS AND DATA. Each party shall maintain records in sufficient detail and in good scientific manner appropriate for regulatory and other governmental purposes and so as to properly reflect all work done and results achieved in the performance of clinical development activities hereunder. Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with such activities, including any data required to be maintained pursuant to applicable governmental regulations. Each party shall provide the other the right to inspect such records, and shall provide copies of all requested records, to the extent reasonably required for the performance of the other's obligations under this Agreement.

      9.2 AVAILABILITY OF EMPLOYEES. Each party shall make its employees engaged in activities relating to this Agreement and relevant reports of nonemployee consultants available, upon reasonable notice during normal business hours, at their respective places of employment to consult with the other party on issues arising during the term hereof and in connection with any request from any regulatory agency, including regulatory, scientific, technical, commercialization and clinical testing issues.

      9.3 VISIT OF FACILITIES. Representatives of each party may, upon reasonable notice and at times reasonably acceptable to the other party, (a) visit the facilities where the other party's activities under this Agreement are being conducted, (b) consult informally, during such visits and by telephone, with personnel of the other party performing work under this Agreement and (c) with the other party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any clinical trials or other experiments being conducted by such other party in connection with such other party's activities under this Agreement, but only to the extent in each case as such trials or other experiments relate to such activities.

      9.4 AUDITS. Upon DepoTech's request, P&U shall permit an independent, certified public accountant selected by DepoTech, except one to whom P&U has reasonable objection, to have access during ordinary business hours to P&U's records necessary to determine the accuracy of any report or payment made in respect to any calendar quarter and obtain information as to the amount payable to DepoTech for any such period. Such examination shall be at DepoTech's expense and shall not take place more than once each year. However, if such examination reveals an underpayment of monies owed to DepoTech in excess of ***, then said examination shall be at P&U's expense. The right of examination with respect to any year shall terminate *** after the end of any such year. Information supplied to DepoTech by such independent, certified public accountants shall not include any proprietary information not required to be disclosed under other sections of this Agreement.


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
                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

      10.1 MUTUAL REPRESENTATIONS. Each party hereby represents and warrants to the other as follows:

            (a) Due Organization. It is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction in which it is chartered.

            (b) Due Authority. It has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder.

            (c) No Conflict. The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any loan agreement, guaranty, financing agreement, agreement affecting any of the Patent Rights or Know How or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter document or bylaws; or (iii) any material law, rule, regulation or any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

            (d) Binding Obligation. This Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles.

            (e) No Actions. There are no actions, suits or proceedings pending or, to its knowledge, threatened against it or its Affiliates which affect its ability to carry out its obligations under this Agreement.

      10.2 DEPOTECH REPRESENTATIONS. In addition to the foregoing, DepoTech represents, warrants and covenants to P&U as follows:

            (a) No Proceedings. There are no actions, suits or proceedings pending or, to DepoTech's knowledge, threatened against DepoTech or any of its Affiliates, at law or in equity before any court or administrative office or agency which affect the Patent Rights.

            (b) No Infringement. To DepoTech's knowledge, practice of the DepoTech Technology as contemplated by this Agreement will not involve any infringement or constitute an unauthorized use of any patent, copyright, trade secret, proprietary information, license or right therein belonging to any Third Party.

            (c) Patents. Each of the patent applications included in the Patent Rights is currently pending and in good standing, and has not been abandoned. DepoTech has no knowledge of any facts or circumstances that could adversely affect DepoTech's ability to obtain patents based on such applications or the validity of such patents if any are issued.

            (d) Conflicting Rights. DepoTech has not granted, and during the term of this Agreement will not grant, any right to any Third Party relating to the Patent Rights or the Know How in the Territory which would conflict with the rights granted to P&U hereunder.

            (e) Right to Practice. DepoTech's right to practice those aspects of the DepoTech Technology embodied in those Patent Rights of DepoTech identified on Exhibit B hereto as "RDF Patents" is held pursuant to an exclusive, worldwide assignment of all right, title and interest in such Patent Rights to DepoTech by RDF (such technologies, the "RDF Technologies").

            (f) Status of RDF Agreements. DepoTech has provided to P&U a true, correct and complete copy of that certain Assignment Agreement, dated as February 9, 1994, between DepoTech and RDF (the "Assignment Agreement"). The Assignment Agreement constitutes the only agreement between DepoTech and RDF with respect to the RDF Technologies. DepoTech has complied with all obligations imposed on it by the Assignment Agreement. The Assignment Agreement is in full force and effect. To DepoTech's knowledge, no right, title or interest in any aspect of the RDF Technologies is owned by any Third Party other than RDF. Under the terms of the Assignment Agreement, DepoTech has the exclusive, worldwide right to practice the RDF Technologies and to license the RDF Technologies to P&U pursuant to this Agreement. DepoTech has no knowledge of any fact or circumstance that could adversely affect DepoTech's rights to practice the RDF Technologies in the Territory under the Assignment Agreement.

            (g) RDF Agreement with P&U. DepoTech has delivered to P&U the agreement of RDF, in form satisfactory to P&U, to grant rights to the RDF Technologies to P&U on an exclusive basis throughout the Territory for the purposes of conducting the development and commercialization program contemplated by the parties under this Agreement in the event that DepoTech shall, for any reason, no longer have the full and unencumbered right to grant rights to the RDF Technologies to P&U (the "RDF Agreement").

            (h) Compliance with RDF Agreements. DepoTech shall, for the benefit of P&U, its Affiliates and sublicensees, faithfully and timely perform and discharge its obligations to RDF under the Assignment Agreement.

            (i) Disclosure of NDA. DepoTech has disclosed to P&U a correct and complete copy of its NDA submitted to the United States Food and Drug Administration.

                                   ARTICLE 11
                                     PATENTS

      11.1 PATENT RIGHTS.DepoTech shall file, prosecute and maintain patent and other regulatory applications with respect to Patent Rights in the Territory. All costs incurred with respect to the filing, prosecution and maintenance of the Patent Rights shall be borne by DepoTech. DepoTech shall give P&U an opportunity to review the text of the patent applications included in the Patent Rights before filing, and in good faith shall consider and incorporate the reasonable requests of P&U. DepoTech shall supply P&U with a copy of such applications as filed by DepoTech, together with notice of its filing date and serial number. DepoTech shall keep P&U fully informed with copies of all substantive communications to and from United States and foreign patent offices regarding such application within a reasonable time prior to filing such communication or promptly following receipt thereof, as the case may be. DepoTech shall reasonably consider any comments P&U may have relating to such applications or communications. In the event that DepoTech elects not to file a patent application in the Patent Rights in any country in the Territory, or decides to abandon any pending application or not to maintain any patent with claims covering a Patent Right in any country in the Territory, it shall provide adequate notice to P&U and give P&U the opportunity to file or maintain such application or patent at its own expense. In the event P&U shall thereupon file or maintain such application, DepoTech shall assign ownership of such Patent Right and all costs of prosecution and maintenance of such Patent Rights shall thereafter be borne by P&U. DepoTech and P&U shall also cooperate to obtain supplementary protection certificates in respect to Patent Rights issued by each national patent office in the European Union, and the equivalent patent term extensions in Japan and other countries. Each application for such extensions shall be prepared by P&U and timely submitted by DepoTech.

      11.2 NO OTHER TECHNOLOGY RIGHTS. Except as otherwise provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest or other right in any technology, trade secrets, patents, pending patent applications, products of the other party, including items owned, controlled or developed by the other, or


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
transferred by the other to such party at any time pursuant to this Agreement.

      11.3 ENFORCEMENT OF PATENT RIGHTS. *** shall use good faith efforts to enforce the Patent Rights. Upon learning of a significant and continuing infringement of any Patent Rights by a Third Party, DepoTech promptly shall provide notice to P&U in writing of the fact and shall supply P&U with all evidence possessed by DepoTech pertaining to and establishing said infringement. *** shall have *** from the giving of notice under this Section, or such lesser period of time if a further delay would result in ***, to abate the infringement, to file suit against at least one of the infringers in a country of the Territory, at its sole expense, following consultation with ***. *** shall not be obligated to bring or maintain *** with respect to claims directed to any one method or composition.

      If *** does not, within *** days of the giving of such notice or such lesser period of time if a further delay would result ***, abate the infringement or file suit to enforce such Patent Rights against *** in a country of the Territory, *** shall have the right to take whatever action it deems appropriate in its own name or, if required by law, in the name of ***, to enforce such Patent Rights. Regardless of which party takes an enforcement action, all monies recovered upon the final judgment or settlement of any such enforcement action (after reimbursement of all litigation costs and expenses incurred by each party) shall be allocated in an equitable manner based on the financial losses incurred by each party as a consequence of such third party's acts in the Territory.


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      11.4  THIRD PARTY CLAIM OF INFRINGEMENT.

            (a) DepoTech Patent Rights; Defense by ***. If a claim of infringement is brought against *** in any country in the Territory alleging infringement of any patent in such country owned by a Third Party by reason of the manufacture, use or sale of DepoCyt, or if *** becomes aware of any potentially-infringing patent owned by a Third Party in any country in the Territory, *** shall promptly give notice thereof to *** and provide *** with all information in *** possession regarding such claim or potential infringement. *** shall indemnify, defend and hold *** harmless against any damages, costs, expenses and liabilities (including attorneys' fees and expenses) arising out of such claim. *** shall conduct the defense of any suit for infringement at its expense and *** may participate in such defense, at its option and expense. *** shall furnish to *** such assistance as *** may reasonably need and request from time to time for the conduct of the defense of such suit. *** shall not dispose of or settle any such claim in any manner which may *** prior written consent, which shall not be unreasonably withheld. If *** defends against such claim or suit, there shall be *** hereunder; provided, that *** by reason of any infringement, including any ***. Without limiting any obligation of *** hereunder or any remedies available to ***, if *** fails to defend such claim or suit, *** shall have the right to do so, and *** hereby agrees to *** in connection with such defense.

            (b) Damages. Without limiting *** obligations under Section 11.4(a), if as a result of any suit or claim falling within the provisions of
Section 11.4(a), *** for which *** is obligated to *** under Section 11.4(a), *** which would otherwise be payable to ***. If *** becomes obligated to pay damages, royalties or other costs to any Third Party (including royalties to allow P&U to make, have made, use or sell DepoCyt), such amounts shall be ***.
***.

      11.5 PATENT MARKING. P&U shall mark DepoCyt with appropriate patent numbers or indicia at DepoTech's instruction and election, as, when and where P&U may reasonably accommodate same, given packaging, printing schedules and other factors, in those countries where such markings have notice value as against infringers.

                                   ARTICLE 12
                         CONFIDENTIALITY AND PUBLICATION

      12.1 GENERAL. All Know-How or other confidential information or materials disclosed by one party to the other prior to the date hereof or during the term of this Agreement, including


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                                       27
chemical and biological materials ("Confidential Information"), shall not be used by the receiving party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving party, and shall not be disclosed by the receiving party to any other person, firm or agency, governmental or private, without the prior written consent of the disclosing party, except to the extent Confidential Information is:

            (1) known by or in possession of the receiving party at the time of its receipt as documented in written records;

            (2) independently developed outside the scope of this Agreement by employees of the receiving party having no access to or knowledge of the Confidential Information disclosed hereunder;

            (3) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving party;

            (4) received without an obligation of confidentiality from a Third Party having the right to disclose such information;

            (5) required to be disclosed to governmental agencies in order to gain approval to sell DepoCyt, or disclosure is otherwise required by law, regulation or governmental or court order (so long as the receiving party provides notice of such disclosure, seeks to obtain protective orders or other available confidentiality treatment and, in the case of disclosures to the SEC, seeks confidential treatment to the extent reasonably requested by the disclosing party);

            (6) released from the restrictions of this Section 12.1 by the express written consent of the disclosing party; or

            (7) disclosed to agents, consultants, assignees, sublicensees or subcontractors of P&U or DepoTech or their Affiliates which have a need to know such information in connection with the performance of this Agreement, provided that such persons are or agree to be subject to the provisions of this Section 12.1 or substantially similar provisions.

      12.2 CONFIDENTIALITY AGREEMENTS. P&U and DepoTech shall use all commercially reasonable efforts to obtain, if not already in place, confidentiality agreements from its relevant employees and agents, to protect the confidential information as herein provided.

      12.3 INJUNCTIVE RELIEF. Both parties acknowledge that either party would not have an adequate remedy at law for breach of any of the covenants contained in this Article 12 and hereby consent to the enforcement of same by the non-breaching party by means of temporary or permanent injunction issued by any court having jurisdiction thereof and further agrees that it be entitled to assert any claim it may have for damages resulting from the breach of such covenants in addition to seeking injunctive or other relief.

      12.4 PUBLICATION. During the term of this Agreement, P&U and DepoTech each acknowledge the other party's interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, either party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such party as part of the activities being conducted under this Agreement (the "Publishing Party") shall transmit to the other party (the "Reviewing Party") a copy of the proposed written publication or an outline of such oral disclosure at least fifteen (15) days prior to submission for publication or oral disclosure. To the extent such publications or disclosures contain clinical or other data generated by P&U or information about clinical or sales results in the Territory, such publication or disclosure shall not be made without the prior written consent of P&U, which consent shall not be unreasonably withheld. The parties will jointly issue press releases following the execution of this Agreement, the form and substance of which shall be approved by both parties.

      12.5  TERMINATION. All obligations of confidentiality imposed under this
Article 12 shall expire ten (10) years following termination of this Agreement.

                                   ARTICLE 13
                                 INDEMNIFICATION

      13.1 DEPOTECH INDEMNIFICATION. DepoTech shall indemnify and hold P&U, its directors, officers, employees, agents, Affiliates and sublicensees harmless against all claims, damages, liabilities, losses, costs and expenses (collectively, "Claims") arising from ***.

      13.2 P&U INDEMNIFICATION. P&U shall indemnify and hold DepoTech, its directors, officers, employees, agents, Affiliates and sublicensees harmless against all Claims arising from any ***.

      13.3 MUTUAL INDEMNIFICATION. Each party agrees to indemnify and hold the other party and its Affiliates, officers, directors, employees, agents and shareholders harmless against any and all Claims arising out of or in connection with (a) the breach by the indemnifying party


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                                       29
of any of its representations or warranties contained in this Agreement or (b) the nonperformance, partial or total, of any covenants of the indemnifying party contained in this Agreement (including its Exhibits).

      13.4  PROCEDURE.

            (a) Notice to Indemnifying Party. As a condition to the indemnified party's right to indemnification under this Section, the indemnified party shall give prompt written notice to the indemnifying party of any suits, claims or demands by third parties or the indemnified party which may give rise to any loss for which indemnification may be required under this Section. The indemnifying party shall be entitled to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense; provided, that the other party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying party shall decline to assume control of any such suit, claim or demand, the party entitled to indemnification shall be entitled to assume such control, conduct the defense of, and settle such suit, claim or action, all at the sole cost and expense of the indemnifying party. The indemnifying party shall not settle or dispose of any such matter in any manner which would adversely impact the rights or interests of the indemnified party without the prior written consent of the indemnified party, which shall not be unreasonably withheld.

            (b)   Joint Defense.***.

      13.5  PRODUCT LIABILITY INSURANCE.***.

                                   ARTICLE 14
                              TERM AND TERMINATION

      14.1 TERM. (a) The exclusive rights granted under Section 2.1 shall remain in effect, on a country-by-country basis until the later of (a) *** from the date of First Commercial Sale in such country or (b) the last-to-expire of the Patent Rights in such country claiming DepoCyt or its method of manufacture or use which, but for the rights granted hereunder, would be infringed by P&U. Thereafter, P&U shall have a fully-paid up, non-exclusive right under Section
2.1 in such country, including the right to manufacture anywhere in the world Vialed Material and DepoCyt for sale in such country. Notwithstanding such conversion of such exclusive rights, the exclusive trademark license granted to P&U under Section 3.3(b) shall continue for all trademarks of DepoTech then used by P&U in connection with the sale of DepoCyt. Upon


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                                       30
expiration of such exclusive rights in a country (and expiration of any market exclusivity, orphan drug designations or other exclusivity rights), P&U shall grant DepoTech the right to reference its NDAs in connection with DepoTech's regulatory filings to obtain approval to sell DepoCyt in such country.

            (b) All references in this Agreement to the "term of this Agreement" or words of similar meaning shall mean the period ending upon the expiration pursuant to paragraph (a) above of all exclusivity rights granted under Section 2.1 in all countries of the Territory. All references in this Agreement to the "termination of this Agreement" or words of similar meaning shall mean the period ending upon the earlier of (i) the expiration pursuant to paragraph (a) above of all exclusivity rights granted under Section 2.1 in all countries of the Territory, or (ii) the termination of this Agreement under Sections 14.3, 14.4 or 14.5.

      14.2 MANUFACTURING TERM. The term of DepoTech's manufacturing and supply obligations shall be co-extensive with the term set forth above, except that it shall continue indefinitely thereafter until either party elects to terminate upon *** prior notice. Following such termination of P&U's exclusive rights as provided in Section 14.1, if P&U does not elect to manufacture Vialed Material itself under the paid up rights granted under Section 14.1, DepoTech shall continue to supply Vialed Material on such commercially reasonable terms as the parties shall negotiate in good faith, which terms shall include a reduced Supply Price to reflect P&U's paid up rights, the then current patent position of DepoCyt in the Territory and the expiration of DepoTech's payment obligations to RDF.

      14.3 OTHER CAUSES FOR TERMINATION. Either party may terminate this Agreement by written notice to the other in the event that (i) the other party fails to perform any material obligation hereunder and such failure is not cured within ninety (90) days following notice thereof from the nondefaulting party, except obligations under Section 3.4 or Article 8, as to which the sole remedies are set forth therein, or (ii) any bankruptcy, receivership, insolvency or reorganization proceedings are instituted by the other party or any such proceedings are instituted against the other party and not dismissed within ninety (90) days. The failure to obtain the approvals to sell DepoCyt referred to in Section 5.4 above prior to the dates set forth therein shall be deemed a breach by DepoTech of a material obligation.

            (a) Breach. If either party terminates this Agreement pursuant to clause (i) hereof, then the terminating party shall be entitled to pursue all of its legal and contractual remedies (but in no event shall it be entitled to recover lost profits or other consequential


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
damages). In the event of such a termination, the non-breaching party shall have the ***. Additionally, if P&U is the breaching party and to the extent allowed under applicable law, all registrations held by P&U to sell DepoCyt shall be transferred, at DepoTech's expense, to DepoTech. P&U shall also then grant DepoTech the right to use any of P&U's trademarks then used by P&U exclusively for DepoCyt.

            (b) Bankruptcy. If either party terminates this Agreement pursuant to clause (ii) hereof, the terminating party shall have an exclusive right in the Territory (including the right to grant rights under the rights granted hereunder) to make, have made, use and sell DepoCyt, subject to all royalty obligations to Third Parties. If P&U terminates this Agreement pursuant to clause (ii) hereof, it shall in addition have the exclusive right (including the right to grant rights thereunder) to make, have made, use and sell DepoCyt in the Territory, subject to an obligation to pay to DepoTech an amount equal to 10% of Net Sales. The rights granted to P&U by DepoTech pursuant to this Agreement constitute "intellectual property" within the meaning of Sections 101 and 365(n) of the United States Bankruptcy Code (the "Code") and the rights of P&U to obtain DepoTech Technology in the event of a DepoTech bankruptcy pursuant to any escrow or similar arrangement are "supplementary to" such rights within the meaning of Section 365(n) of the Code.

      14.4 PATENT CHALLENGE. DepoTech shall have the right to terminate this Agreement if P&U commences legal proceedings to challenge the validity of the Patent Rights within any country in the Territory and does not withdraw such challenge within 60 days after written request from DepoTech, which shall have been given within 30 days after commencement of such proceedings.

      14.5 TERMINATION BY P&U. P&U shall have the right at any time to terminate this Agreement upon *** prior notice to DepoTech. In the event of such a termination, all of P&U's rights to DepoCyt shall revert to DepoTech, and P&U shall grant DepoTech the perpetual, royalty-free, exclusive right to make, have made, use and sell Vialed Material and DepoCyt in the Territory. Additionally, to the extent allowed under applicable law, all registrations held by P&U to sell DepoCyt shall be transferred to DepoTech at P&U's expense for its internal costs and DepoTech's expense for fees and expenses payable to Regulatory Authorities and other Third Parties.


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      14.6  SURVIVAL OF OBLIGATIONS. No termination of this Agreement shall eliminate any rights and obligations accrued prior to such termination. Promptly following any termination of this Agreement under Sections 14.3, 14.4 or 14.5, each party shall return all written materials containing Confidential Information, except one copy that may be retained for record keeping purposes only. The provisions of Articles 12, 13, 15 and 16 and Sections 9.4, 11.4, 14.6, 14.7(b), 14.7(c) (under the terms set forth therein) and 14.10 of this Agreement and Paragraphs 5.1(e), (f), and (g), 5.2(e), (f) (i) and (l), 8, 9, and 10.3 of
Exhibit E shall survive any termination of this Agreement; provided, that neither party shall be liable to the other under Article 13 with respect to Claims arising out of the other party's activities with respect to DepoCyt occurring following termination of this Agreement.

      14.7 MANUFACTURING LICENSES TO P&U. Upon the occurrence of the following conditions or events P&U shall have the right to manufacture Vialed Material:

            (a)   Upon the occurrence of the conditions referred to in Section
8.1 or 8.2 above, DepoTech shall grant P&U a non-exclusive, perpetual (so long as P&U complies with the terms of this license), sublicensable right and license to use the DepoTech Technology anywhere in the world solely to manufacture and have manufactured the quantities of Vialed Material DepoTech does not supply as provided in such Sections for use and sale in the Territory. P&U shall pay an amount on its sales of DepoCyt so manufactured by or for it equal to *** of Net Sales of such DepoCyt.

            (b)   Upon the expiration, on a country-by-country basis, under
Section 14.1 of the exclusive rights granted hereunder, DepoTech shall grant P&U non-exclusive, royalty-free, perpetual (so long as P&U complies with the terms of this license), sublicensable rights under the DepoTech Technology solely to manufacture and have manufactured DepoCyt and Vialed Material anywhere in the world for use and sale in the Territory, except to the extent P&U then obtains Vialed Material or DepoCyt from DepoTech.

            (c) Upon the termination of this Agreement by P&U under Section 14.3, DepoTech shall grant P&U an exclusive, royalty-free, perpetual (so long as P&U complies with the terms of this license), sublicensable right and license under the DepoTech Technology solely to manufacture and have manufactured DepoCyt and Vialed Material anywhere in the world for use and sale in the Territory. In each such case, at the request of P&U, DepoTech shall provide P&U or its designee with all available information and data comprising any such technology and shall render reasonable technical assistance to enable P&U or its designee to manufacture Vialed Material and DepoCyt in a commercial manner, to


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validate its production facility in accordance with all regulatory requirements, to obtain all process equipment and raw materials not commercially available and to obtain regulatory approval to sell DepoCyt so manufactured by or for P&U. Unless arising under paragraph (c) above, P&U shall compensate DepoTech for all reasonable costs and expenses incurred by DepoTech in providing such information and data and rendering such technical assistance.

      14.8 CHANGE OF CONTROL OF DEPOTECH. In the event that a Third Party active in the pharmaceutical industry (the "Acquiring Party") shall acquire by stock purchase, merger or otherwise, directly or indirectly, *** or more of the outstanding shares entitled to vote for the election of directors of DepoTech, or substantially all of its assets to which this Agreement relates, P&U shall have the right, within *** of such acquisition, to *** upon 30 days notice to the Acquiring Party and to DepoTech, except for the sales reports referred to in
Section 7.3(a) above and as otherwise required by law.

      14.9 ACQUISITIONS BY P&U. In the event that P&U shall acquire control of any Third Party which is a competitor of DepoTech in the development of alternative drug delivery technologies suitable for use for the indications for which DepoCyt is approved, P&U agrees ***.

      14.10 RDF AND CHIRON RIGHTS.

            (a) In the event that the RDF shall, by notice to P&U given pursuant to the RDF Agreement or otherwise, indicate that DepoTech has breached an obligation to RDF under the Assignment Agreement or any other agreement with RDF which relates to the DepoTech Technology licensed to P&U hereunder, P&U may in its discretion proceed to cure any such breach and shall be entitled to immediately offset the cost of any such cure against amounts due to DepoTech hereunder, or to otherwise recover such amounts from DepoTech by process of law.

            (b) In the event the (i) DepoTech's rights to the Assigned Proprietary Technologies (as that term is defined in the Assignment Agreement) are reconveyed to the RDF or its assigns pursuant to the terms of the Assignment Agreement, or (ii) DepoTech's rights under the Assignment Agreement are converted into a non-exclusive license to the Assigned Proprietary Technologies, then P&U shall have the right, in its sole discretion, to enter into such agreement or agreements with RDF as P&U deems necessary or desirable to secure an exclusive license to the Assigned Proprietary Technologies within the territories and for the purposes contemplated by this Agreement, and to immediately offset any amounts that may be payable to RDF under


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such agreement or agreements against amounts due to DepoTech hereunder, or to otherwise recover such amounts from DepoTech by process of law.

            (c) In respect to DepoTech's agreement with Chiron concerning the termination of Chiron's rights to sell DepoCyt in the Territory, P&U shall have the right, similar to that provided in paragraph (a) above, to cure any breach by DepoTech of its obligation to Chiron and offset the cost of such cure; and P&U shall have the right, similar to that provided in paragraph (b) above, to enter into an agreement directly with Chiron in the event such rights to DepoCyt revert to Chiron.

                                   ARTICLE 15
                         ALTERNATIVE DISPUTE RESOLUTION

      15.1 EXECUTIVE MEDIATION. The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by written notice to the other, have such dispute referred to their respective officer designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Said designated officers are as follows:

      For DepoTech - Chief Executive Officer
      For P&U - Managing Director
      In the event the designated officers are not able to resolve such dispute within such thirty (30) day period, any party may invoke the provisions below.

      15.2  INITIATION OF ADR.

            (a) Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, which is not resolved under the procedure set forth in Section 15.1 above shall be referred to and finally resolved by arbitration in London, England under the Rules of the London Court of International Arbitration ("LCIA") by three (3) arbitrators appointed in accordance with said Rules (i.e., two party-appointed arbitrators shall select the third arbitrator). The decision reached by such arbitrators in any such proceeding shall be final and binding upon the parties thereto. The parties shall, however, in addition to the rights provided in
Section 12.3, remain free to apply to any competent judicial authority for interim or conservatory measures, even after the transmittal of the file to the aforesaid arbitrators and even if there are no exceptional circumstances. The arbitration proceedings shall be conducted in the English language.

            (b) Whenever a party shall decide to institute arbitration proceedings, it shall give sixty (60) days' prior written notice to that effect to the other party.

            (c) The arbitration tribunal shall determine the proportion in which the parties shall pay the costs and fees of the arbitration. Each party shall pay its own costs (including, without limitation, attorneys' fees) and expenses in connection with such arbitration.

            (d) The arbitration proceedings shall be confidential and the tribunal shall issue appropriate protective orders to safeguard each party's Confidential Information. Except as required by law, no party shall make (or instruct the tribunal to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of each other party. The existence of any dispute submitted to arbitration, and the award of the tribunal, shall be kept in confidence by the parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

            (e) Any judgment upon the award rendered by the tribunal may be entered in any court having jurisdiction thereof.

                                   ARTICLE 16
                                  MISCELLANEOUS

      16.1 FORCE MAJEURE. Each party shall be excused for any failure or delay in performing any of its obligations under this Agreement (except payment obligations), if such failure or delay is caused by Force Majeure. For purposes of this Agreement, "Force Majeure" shall mean any act of God, accident, explosion, fire, storm, earthquake, flood, drought, riot, embargo, civil commotion, war, act of war, strike or other labor difficulty or any other similar or dissimilar circumstances or event beyond the reasonable control of the party relying upon such circumstance or event.

      16.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, FAILURE TO WARN OR FAILURE TO TEST), STRICT LIABILITY OR OTHERWISE, including, but not limited to, loss of profits or revenue, except to the extent such damages are claimed by third parties and for which either party is required to indemnify the other party under Section 11.4 or Article 13.

      16.3 RELATIONSHIP OF THE PARTIES. The parties agree that each is acting as an independent contractor with respect to the other and nothing contained in this Agreement is intended, or is to be construed, to constitute P&U and DepoTech as partners or joint venturers or DepoTech or P&U as an agent of the other. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking.

      16.4 NOTICES. Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) as follows (or to such other address as may be specified in writing to the other party hereto):

            DepoTech Corporation
            10450 Science Center Drive
            San Diego, CA 92121
            Attention:    President
            Facsimile:    (619) 623-0376

                  Copy to:

                  Brobeck, Phleger & Harrison LLP
                  550 West C Street, Suite 1300
                  San Diego, CA 92101
                  Attention:    Faye H. Russell, Esq.
                  Facsimile:    (619) 234-3848

            Pharmacia & Upjohn S.p.A.
            Via Robert Koch, 1.2
            20152 Milano, Italy
            Attention: Managing Director
            Facsimile: +39 2 4838 2033

                  Copy to:

                  Wiggin & Dana
                  301 Tresser Blvd.
                  Stamford, CT 06901
                  Attention:    James F. Farrington, Jr.
                  Facsimile:    (203) 363-7676


      16.5 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, P&U, DepoTech, and their respective successors and assigns; provided, that neither P&U nor DepoTech may transfer or assign any of its rights and obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may transfer or assign any of its rights and obligations hereunder to an Affiliate or a person that acquires all or substantially all of the assets of such party to which this Agreement relates or pursuant to a merger or consolidation. Each party shall notify the other within thirty (30) days prior to any such transfer, assignment, merger or consolidation. Any purported assignment in contravention of this Section 16.5 shall, at the option of the nonassigning party, be null and void and of no effect.

      16.6 AMENDMENTS AND WAIVERS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by P&U or DepoTech therefrom, shall in any event be effective, unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the party against whom enforcement of such amendment is sought, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such variance, contradiction or explanation is sought.

      16.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (USA), without regard to its conflict of laws rules (and without limiting the foregoing, the United Nations Convention On Contracts for International Sale of Goods [1980] shall not govern this Agreement).

      16.8 ATTORNEYS' FEES. Each party shall bear its own legal fees incurred in connection with the transactions contemplated hereby.

      16.9 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; provided, that nothing herein shall be construed so as to defeat the overall intention of the parties.

      16.10 USE OF NAMES. Neither party shall use the name, trade name or trademark of the other party in connection with this Agreement without the express prior written consent of the other party, and nothing herein shall be deemed to require any party to use any name or mark of the other party in connection with commercialization of DepoCyt hereunder, except as set forth in this Agreement.

      16.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      16.12 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules attached hereto and all documents referred to herein, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between the parties with respect to the subject matter hereof including without limitation the letter of intent between the parties dated February 19, 1997.

      16.13 EXPORT CONTROL. P&U agrees not to export, or allow the export or reexport of any DepoCyt outside the Territory. In addition, P&U agrees to comply with all export laws and regulations governing the import or export of DepoCyt within the Territory.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal and delivered as of the date first above written.

                                       DEPOTECH CORPORATION

                                       /s/ Edward L. Erickson
                                       -----------------------------------------
                                       By: Edward L. Erickson
                                           President and Chief Executive Officer

                                       PHARMACIA & UPJOHN S.P.A.

                                       /s/ Lamberto Andreotti
                                       ---------------------------------
                                       By: Lamberto Andreotti
                                           Managing Director

                                                                       EXHIBIT A


                                  CLINICAL PLAN
                              SEE ATTACHED 2 PAGES





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

                                   EXHIBIT A
                                 CLINICAL PLAN


EUROPE

     ***

JAPAN

     ***

PHASE V

     ***

                              DEPOTECH CORPORATION
                               PU COST PROJECTION
                                     DEPOCYT
                                   (IN 000'S)

                                        JAPAN                 TOTAL                 EUROPE                 TOTAL
                            ------------------------------               ------------------------------
                              1997      1998      1999        JAPAN        1997      1998      1999       EUROPE
                            -------   -------   -------     --------     -------   -------   -------     --------
 CLINICAL COSTS
     CRO Payments              ***       ***       ***         ***          ***       ***       ***         ***
     Toxicology Study          ***       ***       ***         ***          ***       ***       ***         ***
     Other                     ***       ***       ***         ***          ***       ***       ***         ***
                            ------------------------------  ----------   ------------------------------  ----------
         Total
                            ------------------------------  ----------   ------------------------------  ----------

 REGULATORY SUPPORT
     Labor & Travel            ***       ***       ***         ***          ***       ***       ***         ***
     Regulatory Consulting     ***       ***       ***         ***          ***       ***       ***         ***
                            ------------------------------  ----------   ------------------------------  ----------
         Total
                            ------------------------------  ----------   ------------------------------  ----------

 MANUFACTURING                 ***       ***       ***         ***          ***       ***       ***         ***

 REGULATORY FEES               ***       ***       ***         ***          ***       ***       ***         ***

 OVERHEAD                      ***       ***       ***         ***          ***       ***       ***         ***

                            ------------------------------  ----------   ------------------------------  ----------
 TOTAL DEPOCYT
                            ==============================  ==========   ==============================  ==========


                                           CANADA                TOTAL          TOTAL
                               -------------------------------
                                 1997       1998      1999       CANADA        EX-U.S.
                               -------      -----    ------      -------      --------
 CLINICAL COSTS
     CRO Payments                 ***        ***       ***         ***           ***
     Toxicology Study             ***        ***       ***         ***           ***
     Other                        ***        ***       ***         ***           ***
                               ------------------------------- -------------------------
         Total
                               ------------------------------- -------------------------

 REGULATORY SUPPORT
     Labor & Travel               ***        ***       ***         ***           ***
     Regulatory Consulting        ***        ***       ***         ***           ***
                               ------------------------------- -------------------------
         Total
                               ------------------------------- -------------------------

 MANUFACTURING                    ***        ***       ***         ***           ***

 REGULATORY FEES                  ***        ***       ***         ***           ***

 OVERHEAD                         ***        ***       ***         ***           ***

                               ------------------------------- -------------------------
 TOTAL DEPOCYT
                               =============================== =========================

                                                                       EXHIBIT B

                             DEPOTECH PATENT RIGHTS


                           SEE THE ATTACHED FOUR PAGES


      All Patents marked with an asterisk are subject to the terms of the Assignment Agreement with RDF.

                                                                       EXHIBIT B


                             DEPOTECH PATENT RIGHTS




All Patent marked with an asterisk (*) are subject to the terms of the Assignment Agreement with RDF.



-----------------------------------------------------------------------------------------------------------------------------
                                             DEPOTECH PATENTS AND APPLICATIONS COVERING DepoCyt(TM)
-----------------------------------------------------------------------------------------------------------------------------
Patent Application Title/Claims                     Patent Number  Date of      Country        Status       Expiration Date
                                                                   Issuance
-----------------------------------------------------------------------------------------------------------------------------
*"Multivesicular Liposomes Having A Biologically                   Expected     USA            Notice of    Expected
Active Substance Encapsulated therein in the                       Sept. 1997                  Allowance    Sept. 2011
presence of A Hydrochloride" - 43 Process Claims                                               June 1997
-----------------------------------------------------------------------------------------------------------------------------
*"Multivesicular Liposomes Having a Biologically                   Expected     USA            Notice of    Expected
Active Substance Encapsulated Therein in the                       Sept. 1997                  Allowance    Sept. 2011
presence of A Hydrochloride" -7 Composition                                                    June 1997
claims and 1 Method of Treatment Claim
-----------------------------------------------------------------------------------------------------------------------------
*"Multivesicular Liposomes Having A Biologically                                EPO            Published
Active Substance Encapsulated Therein in the                                                   8/31/88
presence of A Hydrochloride" - 22 Process Claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     04/07/93     Austria        Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                           602190     02/23/88     Australia      Issued       2/23/2008
23 process claims, 5 method claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     04/07/93     Belgium        Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          1323568     10/26/93     Canada         Issued       10/26/2010
23 process claims, 5 method claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     04/07/93     Switzerland    Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             DEPOTECH PATENTS AND APPLICATIONS COVERING DepoCyt(TM)
-----------------------------------------------------------------------------------------------------------------------------
Patent Application Title/Claims                     Patent Number  Date of      Country        Status       Expiration Date
                                                                   Issuance
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     04/07/93     Germany        Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                           172057     10/16/97     Denmark        Granted      2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     04/07/93     EPC            Granted      2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     04/07/93     Spain          Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*"Multivesicular Liposomes Having A Biologically        95439      02/12/96     Finland        Issued       2/23/2008
Active Substance Encapsulated Therein in the
presence of A Hydrochloride" - 22 Process Claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     4/07/93      France         Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     4/07/93      Great Britain  Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     4/07/93      Greece         Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                           62221      1/11/95      Ireland        Issued       2/23/2008
23 process claims, 1 method
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             DEPOTECH PATENTS AND APPLICATIONS COVERING DepoCyt(TM)
-----------------------------------------------------------------------------------------------------------------------------
Patent Application Title/Claims                     Patent Number  Date of      Country        Status       Expiration Date
                                                                   Issuance
-----------------------------------------------------------------------------------------------------------------------------
*"Multivesicular Liposomes Having a Biologically        85509      6/30/92      Israel         Issued       2/23/2008
Active Substance Encapsulated Therein in the
presence of A Hydrochloride" - 22 Process and 3
Compositions Claims, 2 method claims"
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     4/07/93      Italy          Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                                                   Japan          Pending
22 process claims, 5 method claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                                                   South Korea    Allowed
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     4/07/93      Luxembourg     Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     4/07/93      Netherlands    Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                           174087     3/16/94      Norway         Issued       2/22/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                           223599     1/25/91      New Zealand    Issued       2/22/2008
28 process claims, 6 method claims (from spec)
-----------------------------------------------------------------------------------------------------------------------------
*                           "                           86805      5/29/92      Portugal       Issued       2/22/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          0280503     4/07/93      Sweden         Issued       2/23/2008
22 process claims
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             DEPOTECH PATENTS AND APPLICATIONS COVERING DepoCyt(TM)
-----------------------------------------------------------------------------------------------------------------------------
Patent Application Title/Claims                     Patent Number  Date of      Country        Status       Expiration Date
                                                                   Issuance
-----------------------------------------------------------------------------------------------------------------------------
*"Multivesicular Liposomes Having a Biologically        39083      05/01/90     Taiwan         Issued       2/23/2008
Active Substance Encapsulated Therein in the
presence of A Hydrochloride" - 22 Process Claims
-----------------------------------------------------------------------------------------------------------------------------
*                           "                          88/1241     10/26/88     South Africa   Issued       2/23/2008
22 process claims, 5 method claims
-----------------------------------------------------------------------------------------------------------------------------
"Method for treating Neurologic Disorders" - 4       US 5,455,044  10/03/95     USA            Issued       10/03/2012
Method Claims
-----------------------------------------------------------------------------------------------------------------------------
"Method for treating Neurologic Disorders" - 5       US 5,576,018  11/19/96     USA            Issued       11/19/2013
Method Claims
-----------------------------------------------------------------------------------------------------------------------------
"Method for treating Neurologic Disorders" - 47                                 Canada         Pending
Method Claims
-----------------------------------------------------------------------------------------------------------------------------
                            "                                                   Japan          Pending
-----------------------------------------------------------------------------------------------------------------------------
DepoCyt "Species" patent - narrow species          To be filed 2Q97 in the US,
patent to cover DepoCyt formulation and             PCT, and other countries
oncology uses for this formulation
-----------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C


                 SPECIFICATIONS FOR VIALED MATERIAL AND DEPOCYT


                            SEE THE ATTACHED 2 PAGES

                                    EXHIBIT C

                 SPECIFICATIONS FOR VIALED MATERIAL AND DEPOCYT
                       (AS OF 11/22/97 PRE-NDA SUBMISSION)
***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

                                                                       EXHIBIT C

      TENTATIVE MODIFICATIONS TO DEPOCYT SPECIFICATIONS TO COMPLY WITH EU REQUIREMENTS

        ***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

                                                                       EXHIBIT D


                              ANNUAL SALES FORECAST


Set forth below is P&U's non-binding forecast of its estimated sales of DepoCyt for the *** following the First Commercial Sale in the ***. Such estimated requirements are based on the following assumptions:

1. ***

2.    The Initial Indication is ***.

3.    Sales price is *** per vial, and ***.

4.    Approved labeling contains ***.



                                  SALES IN ***
        Country              Year 1 Year 2  Year 3
        -------              ------ ------  ------
        ***                   ***    ***     ***

        TOTAL                 ***    ***     ***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

                                                                       EXHIBIT E


                     ADDITIONAL TERMS AND CONDITIONS OF SALE

1.    QUANTITY; FORECASTS; ORDER PROCEDURE.

      1.1 P&U agrees to purchase the Vialed Material in production batch quantities (approximately *** vials) or multiples thereof.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

      1.2 Within 30 days after submission of the first NDA in the EU, P&U shall deliver to DepoTech a non-binding, good-faith *** forecast of purchases of Vialed Material (such forecast shall be provided within 60 days from the date hereof in respect to Canada). Beginning on the first day of the *** which is *** immediately prior to the *** in which the First Commercial Sale of DepoCyt in the Territory is projected to occur, P&U shall provide to DepoTech a rolling forecast of purchases of Vialed Material for the following ***, including desired delivery dates. Thereafter, P&U shall provide such rolling forecast to DepoTech every *** during the term of this Agreement. The first *** of each rolling forecast shall be a firm order by P&U, against which DepoTech is authorized to institute production and P&U is authorized to give shipping orders. The total amount of Vialed Material ordered by P&U for delivery in the first *** of such forecast shall be not less than *** (the "Minimum Order Amount") or more than *** (the "Maximum Order Amount") of the most recent forecast for Vialed Material for such ***. If P&U's requirement hereunder for any quarter exceeds the Maximum Order Amount, DepoTech and P&U will discuss in good faith the additional amount which DepoTech will be able to supply consistent with its other obligations and P&U will adjust its order accordingly. P&U shall indemnify DepoTech and reimburse it promptly upon request for all reasonable out-of-pocket costs and expenses, including the cost of carrying increased inventory, to the extent caused by any P&U failure to order at least the Minimum Order Amount, and DepoTech shall act reasonably to mitigate any such costs and expenses. To the extent DepoTech fails to deliver Vialed Material in the quantities required under this Paragraph 1.2 or within the time period required under Paragraph 2.1 below, the Supply Price for such Vialed Material shall be *** of the amount otherwise due. P&U shall exercise reasonable efforts to level load its production requirements in recognition of DepoTech's finite capacity and the lead times necessary for production.

      1.3 Vialed Material shall be ordered on P&U or its designees' standard purchase order forms. The only function of the purchase order is to set forth the quantities of Vialed Material desired by the desired delivery dates for the quantity of Vialed Material ordered and shipping destination of Vialed Material. Within five (5) business days, DepoTech shall either acknowledge receipt of the purchase order on DepoTech's standard acknowledgment form, or contact P&U about DepoTech's ability to supply quantities of Vialed Material in excess of the forecast, and/or alternative ship dates which shall be agreed to in writing using the purchase order form and acknowledgment form. Except as otherwise set forth above, the only function of DepoTech's acknowledgment form is to acknowledge receipt of the purchase order. All other terms and conditions of either the purchase orders or the acknowledgment forms are void and of no effect, and the terms and conditions of this Agreement shall control.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

      1.4 P&U's forecasts and purchase orders shall reflect its good faith expectations of customer demand and P&U shall act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for DepoTech.

2.    DELIVERY.

      2.1 Vialed Material shall be delivered to P&U DDP (INCOTERMS 1990) P&U's warehouses in the Territory within five (5) business days of the applicable delivery dates set forth in the purchase orders. All customs, duties, costs, taxes, insurance premiums and other expenses relating to such transportation and delivery shall be at DepoTech's expense. All Vialed Material shall be delivered with a remaining shelf life of at least ***. If technically feasible and approved by the appropriate Regulatory Authority, the shelf life shall be increased to *** (including *** of inventory held by DepoTech under the Agreement) after completion of required stability tests.

      2.2 DepoTech shall package Vialed Material for delivery to P&U according to the Specifications. DepoTech shall include with each shipment copies of all applicable quality and testing records, which shall be in a form acceptable for the appropriate Regulatory Authorities.

3. SPECIFICATIONS. Either of the parties shall have the right to request changes to the Specifications. Such request shall be made in writing. No change shall be implemented by either party, whether requested by a party or by a Regulatory Authority, until the parties have mutually agreed in writing to such change and the implementation date of such change, subject to the receipt of any necessary approvals by a Regulatory Authority. The reasonable costs incurred to implement such changes to the Specifications shall be borne as follows: (a) in the event the change to the Specifications is requested by *** and requires a change in the NDA, *** shall bear all such costs; (b) in the event the change to the Specifications is required by *** shall bear all such costs; and (c) in the event the change to the Specifications is otherwise required by ***. Notwithstanding the foregoing, DepoTech shall be solely responsible for any changes to the Specifications required to obtain approvals of NDAs to sell DepoCyt in the EU, Canada and Japan.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the commission.

4.    NONCONFORMING VIALED MATERIAL.

      4.1 P&U may reject any shipment of Vialed Material which is not conforming with the Specifications. In order to reject a shipment, P&U must (i) give notice to DepoTech of P&U's intent to reject the shipment within sixty (60) days of receipt together with a detailed written indication of the reasons for such possible rejection, and (ii) as promptly as reasonably possible thereafter but in any event within an additional thirty (30) days, provide DepoTech with notice of final rejection and the full basis therefor. After notice of intention to reject is given, P&U shall cooperate with DepoTech in determining whether rejection is necessary or justified. If no such notice of intent to reject is timely received, P&U shall be deemed to have accepted such delivery of Vialed Material. DepoTech shall notify P&U as promptly as reasonably possible whether it accepts P&U's basis for any rejection. DepoTech shall promptly replace all Vialed Material properly rejected, at its expense.

      4.2 Unless DepoTech requests the return to it of a rejected batch within sixty (60) days of receipt of P&U's notice of rejection, P&U shall destroy such batch promptly, at DepoTech's expense, and provide DepoTech with certification of such destruction. P&U shall, upon receipt of DepoTech's request for return, promptly dispatch said batch to DepoTech, at DepoTech's cost.

5.    DEPOTECH AND P&U DUTIES.

      5.1   P&U shall:

            (a) order and receive labeling and other packaging supplies from vendors;

            (b) package and label Vialed Material for sale to Third Parties in accordance with the Specifications;

            (c) perform identity testing of Vialed Material and final release testing of DepoCyt in accordance with all applicable regulatory requirements and agreed testing procedures, including the use of a "qualified person" (as required by EU Directive 75/319/EEC; Article 21 or any successor regulation);

            (d) ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct in connection with the use, distribution or promotion of DepoCyt, including without limitation, those applicable to product claims, labeling, approvals, registrations and notifications; and

            (e) keep for five (5) years after termination of this Agreement (or such other period of time required by the Regulatory Authority in each country in the Territory) records of all DepoCyt sales and customers sufficient to adequately administer a recall of DepoCyt and to fully cooperate (at P&U's expense) in any decision by the parties to recall, retrieve and/or replace DepoCyt;

            (f) immediately notify DepoTech of any ADEs or any other unexpected results or any actual or potential government action relevant to DepoCyt and, if and to the extent requested by DepoTech in writing, to suspend distribution of DepoCyt;

            (g) retain under proper storage conditions such samples of DepoCyt as are required to comply with the general retention requirements as specified in cGMPs; and

            (h) participate and cooperate with DepoTech representatives who may, upon reasonable prior notice and in a reasonable manner, audit P&U facilities and records, and promptly take reasonable corrective action as may be required by DepoTech to comply with cGMP requirements, and when requested by DepoTech, describe in writing appropriate corrective action planned or taken.

      5.2   DepoTech shall:

            (a)   be responsible for supplying Vialed Material;

            (b) promptly notify P&U of any problems or unusual production situations which have the potential to adversely affect production of Vialed Material, or its timely delivery to P&U or its designee;

            (c) perform quality assurance final product release of the Vialed Material in accordance with all applicable regulatory requirements and agreed testing procedures;

            (d)   provide a Certificate of Analysis to P&U;

            (e) immediately notify P&U of any ADEs or any other unexpected results or any actual or potential government action relevant to Vialed Material or DepoCyt and, if and to the extent requested by P&U in writing, to suspend its manufacture of Vialed Material;

            (f) keep for five (5) years after termination of this Agreement (or such other period of time required by the Regulatory Authority in each country in the Territory) records of all DepoCyt sales and customers sufficient to adequately administer a recall of DepoCyt and to fully cooperate (at DepoTech's expense) in any decision by the parties to recall, retrieve and/or replace DepoCyt;

            (g) ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct in connection with the manufacture of Vialed Material and the conduct of the Clinical Trials, including without limitation, those applicable to approvals, registrations and notifications;

            (h) assist P&U in complying with all applicable laws and regulations by providing all relevant Know How in its possession, including material safety data sheets and other information about chemical and physical characteristics of DepoCyt and the Vialed Material;

            (i) retain under proper storage conditions such samples of Vialed Material as are required to comply with the general retention requirements as specified in GMPs;

            (j) perform stability testing as described in an approved stability protocol and report any out of specification test results to P&U within three (3) business days and report annually to P&U all stability test results;

            (k) participate and cooperate with P&U representatives who may, upon reasonable prior notice and in a reasonable manner audit DepoTech facilities and records and promptly take reasonable corrective action as may be required by P&U to comply with cGMP requirements and when requested by P&U describe in writing appropriate corrective action planned or taken;

            (l) immediately notify P&U of any incident or data of which it becomes aware that could result in a recall; and

            (m) Assure that penicillin or penicillin containing products will not be received, stored, handled, dispensed, manufactured or packaged in the same facility(ies) or in facilities that share a common Heating, Ventilation and Air Conditioning systems or utilize the same equipment in the manufacture or handling of the components, raw materials or


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packaging as Vialed Material.

6. TAXES. DepoTech shall pay any and all taxes levied on account of the Supply Price or other payments it receives under this Agreement. If laws or regulations require that taxes be withheld, P&U shall (a) deduct these taxes from the remittable amount, (b) pay the taxes to the proper taxing authority, and (c) send proof of payment to DepoTech within forty-five (45) days following that payment. P&U shall cooperate with DepoTech to claim exemption from such withholdings under any double taxation treaty or similar agreement in force from time to time and shall endeavor to secure any such exemptions before payments are made hereunder.

7. BLOCKED CURRENCY. If at any time legal restrictions in any country in the Territory prevent the prompt remittance of part or all of any amounts owing to DepoTech hereunder, then P&U shall, at DepoTech's election, either (a) have no obligation to pay such amounts to DepoTech for the period such restrictions remain in place, and shall thereafter pay such amounts to DepoTech, or (b) pay such amounts in such country in local currency by deposit in a local bank designated by DepoTech. P&U shall, during the period that its obligation to make payments directly to DepoTech is suspended pursuant to this Section, exert commercially reasonable efforts to cause such amounts to be remitted to DepoTech.

8. COMPLAINTS. Each party shall maintain a record of all complaints it receives with respect to DepoCyt. Each party shall notify the other of any complaint received by it in sufficient detail and within five (5) business days after the event, and in any event in sufficient time to allow the responsible party to comply with any and all regulatory requirements imposed upon it in any country in the Territory.

9. DATA SHARING AND ADVERSE DRUG EVENTS. The parties recognize that the holder of an NDA may be required to submit information and file reports to various governmental agencies on DepoCyt. Information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new drug. In addition, supplemental information must be provided on compounds at periodic intervals and adverse drug experiences ("ADE") must be reported at more frequent intervals depending on the severity of the experience. Consequently, each party agrees to follow P&U's standard operating procedures for the reporting of ADEs and to:

            (a) provide to the other for initial and/or periodic submission to a Regulatory Authority significant information on DepoCyt from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with DepoCyt;


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            (b)   report to the other within three (3) calendar days of the
initial receipt of a report of any fatal or life-threatening adverse reaction with DepoCyt, or sooner if required for either party to comply with regulatory requirements; and

            (c) report to the other within five (5) business days of the initial receipt of a report of any adverse reaction with DepoCyt that is serious and unexpected or sooner if required for either party to comply with regulatory requirements; and

            (d) send to the other a list with any other serious (expected) adverse reaction with DepoCyt monthly or sooner if required for either party to comply with regulatory requirements. "Serious adverse reaction" means any drug-related event that: results in death; is life-threatening (i.e. results in an immediate risk of death); requires inpatient hospitalization or prolongation of existing hospitalization (for treating the event); results in persistent or significant disability/incapacity; is a congenital anomaly/birth defect or a new cancer; is an inadvertent medication overdose (irrespective of whether it gives signs/symptoms or not). In addition, any other drug-related event the Investigator judges to be serious can also be considered a serious adverse reaction.

An unexpected adverse reaction is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the U.S. labeling for DepoCyt. Each party also agrees that if it contracts with a Third Party for research, development or marketing to be performed by such Third Party on DepoCyt, that party agrees to require such Third Party to report to the contracting party the information set forth in subparagraphs (a), (b), (c) or
(d) above. Furthermore, DepoTech will facilitate the coordination the reporting of such information directly between P&U and Chiron.

10.   WARRANTIES.

      10.1 DEPOTECH'S WARRANTIES. DepoTech warrants to P&U that DepoCyt, upon receipt of the Certificate of Analysis, (i) will conform in all respects to the Specifications, as then in effect, and the Act, (ii) will not be adulterated, misbranded or mislabeled within the meaning of the Act; and (iii) was manufactured in accordance with all applicable GMP. Should any failure to conform with such warranties appear prior to the expiration date of any Vialed Material (whether discovered by P&U, its Affiliates, or their distributors or customers), and if given prompt written notice by P&U, DepoTech shall correct such nonconformity, at its option, by (a) replacement of the nonconforming Vialed Material, or (b) refund of the Supply Price.

      10.2 P&U'S WARRANTIES. P&U warrants to DepoTech that it will not adulterate, misbrand or mislabel DepoCyt within the meaning of the Act.

      10.3 LIMITATION OF LIABILITY. A PARTY'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES BY THE OTHER PARTY SHALL BE ITS RIGHTS SET FORTH ABOVE AND ITS RIGHTS UNDER ARTICLE 13 OF THE AGREEMENT. EXCEPT FOR THE FOREGOING WARRANTIES, NEITHER PARTY WARRANTS THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF DEPOCYT OR THE PERFORMANCE OR NONINFRINGEMENT THEREOF, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, WITH


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RESPECT TO DEPOCYT, SPECIFICATIONS, SUPPORT, SERVICE OR ANYTHING ELSE AND MAKES
ANY WARRANTY TO P&U'S CUSTOMERS OR AGENTS. DEPOTECH HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE. THE FOREGOING LIMITATIONS OF WARRANTIES SHALL NOT IN ANY WAY LIMIT A PARTY'S RIGHTS UNDER
ARTICLE 13 OF THE AGREEMENT.

11.   INSPECTION.

      11.1 Prior to commencement of manufacture and/or packaging of DepoCyt, and at least once during each year, each party shall permit the other party or its designated representative to review such party's licenses and permits relating to the facilities and operations utilized by such party in the manufacture and/or packaging of DepoCyt. Such review shall be conducted during regular business hours, on mutually agreeable dates.

      11.2 In the event that either party's facilities used for the production of Vialed Material or DepoCyt are the subject of an inspection by any duly authorized agency of the federal, state, local or any foreign government, such party shall thereafter notify the other party immediately (by telephone and, if possible, in writing) upon learning of such inspection, and shall supply the other party with copies of any correspondence or portions of correspondence which relate to Vialed Material or DepoCyt. Such other party may send representatives to the manufacturing facility and may participate fully in any portion of such inspection relating to Vialed Material or DepoCyt. In the event either party receives (or has received in the past 12 months) any regulatory letter or written comments from any Regulatory Agency in connection with its manufacture of Vialed Material, including but not limited to receipt of a Form 483 (Inspectional Observations) or a Warning Letter, it shall provide the other party with a copy of each such communication and the proposed response.

      11.3 To the extent applicable to it, each party shall maintain all manufacturing and analytical records, all records of shipments of Vialed Material and DepoCyt, and all validation data relating to Vialed Material for the time periods required by applicable laws and regulations and shall make such data available to the EMEA (or other Regulatory Authority) upon the other party's request or if required by law.

12. REGULATORY COMPLIANCE. Each party shall comply in all respects with the requirements of the Act, all other applicable laws and the Specifications, then in effect.

13. ENVIRONMENTAL. Each party shall identify to the other party all haulers and disposal sites utilized for disposal of Vialed Material or DepoCyt and such party shall permit, or cause those with whom such party contracts for the disposal of waste to permit the other party or its designated representative to visit all disposal sites for Vialed Material or DepoCyt.


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